UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.     )

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Build-A-Bear Workshop, Inc.

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Build-A-Bear Workshop, Inc.

1954 Innerbelt Business Center Drive

St. Louis, Missouri 63114

April 14, 2009

Dear Stockholders:

You are cordially invited to attend the Annual Meeting of Stockholders of Build-A-Bear Workshop, Inc. to be held at our World Bearquarters, 1954 Innerbelt Business Center Drive, St. Louis, Missouri 63114 on Thursday, May 14, 2009, at 10:00 a.m. Central Time. For your reference, directions for our annual meeting site are provided at Appendix B to this proxy statement.

At the meeting, you will be asked to elect three Directors, amend and restate our stock incentive plan, ratify the appointment of KPMG LLP as our independent registered public accounting firm for our current fiscal year, and transact such other business as may properly come before the meeting.

The formal Notice of Annual Meeting of Stockholders and proxy statement accompanying this letter provide detailed information concerning matters to be considered and acted upon at the meeting. Your vote is important. I urge you to vote as soon as possible, whether or not you plan to attend the annual meeting. You may vote via the Internet, as well as by telephone or by mailing the proxy card. Please review the instructions with the proxy card regarding each of these voting options.

Thank you for your continued support of, and interest in, Build-A-Bear Workshop. I look forward to seeing you at the annual meeting.

Sincerely,

Maxine Clark
Chairman and Chief Executive Bear

Build-A-Bear Workshop, Inc.

1954 Innerbelt Business Center Drive

St. Louis, Missouri 63114

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

May 14, 2009

The 2009 Annual Meeting of Stockholders of BUILD-A-BEAR WORKSHOP, INC., a Delaware corporation (the “Company” or “Build-A-Bear Workshop”), will be held at our World Bearquarters, 1954 Innerbelt Business Center Drive, St. Louis, Missouri 63114, on Thursday, May 14, 2009, at 10:00 a.m. Central Time, to consider and act upon the following matters:

1. to elect three Directors;

2. to approve the Build-A-Bear Workshop, Inc. Second Amended and Restated 2004 Stock Incentive Plan;

3. to ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the Company’s current fiscal year; and

4. to transact such other business as may properly come before the meeting or any adjournments thereof.

Only stockholders of record at the close of business on March 30, 2009 (the “Record Date”) are entitled to notice of and to vote at the annual meeting. At least ten days prior to the meeting, a complete list of stockholders entitled to vote will be available for inspection by any stockholder for any purpose germane to the meeting, during ordinary business hours, at the office of the Secretary of the Company at 1954 Innerbelt Business Center Drive, St. Louis, Missouri 63114. As a stockholder of record, you are cordially invited to attend the meeting in person. Regardless of whether you expect to be present at the meeting, please either (i) complete, sign and date the enclosed proxy and mail it promptly in the enclosed envelope, or (ii) vote electronically via the Internet or telephone as described in greater detail in the proxy statement. Returning the enclosed proxy, voting electronically, or voting telephonically will not affect your right to vote in person if you attend the meeting.

By Order of the Board of Directors

Tina Klocke
Chief Operations and Financial Bear, Treasurer and Secretary

EVEN THOUGH YOU MAY PLAN TO ATTEND THE MEETING IN PERSON, PLEASE VOTE BY TELEPHONE OR THE INTERNET, OR EXECUTE THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY. A RETURN ENVELOPE (WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR YOUR CONVENIENCE. TELEPHONE AND INTERNET VOTING INFORMATION IS PROVIDED ON YOUR PROXY CARD. SHOULD YOU ATTEND THE MEETING IN PERSON, YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON.

BUILD-A-BEAR WORKSHOP, INC.

1954 Innerbelt Business Center Drive

St. Louis, Missouri 63114

2009 ANNUAL MEETING OF STOCKHOLDERS

PROXY STATEMENT

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Build-A-Bear Workshop, Inc., a Delaware corporation (the “Company”), to be voted at the 2009 Annual Meeting of Stockholders of the Company and any adjournment or postponement of the meeting. The meeting will be held at our World Bearquarters, 1954 Innerbelt Business Center Drive, St. Louis, Missouri 63114, on Thursday, May 14, 2009, at 10:00 a.m. Central Time, for the purposes contained in the accompanying Notice of Annual Meeting of Stockholders and in this proxy statement. For your reference, directions for our annual meeting site are provided at Appendix B to this proxy statement.

ABOUT THE MEETING

Why Did I Receive This Proxy Statement?

Because you were a stockholder of the Company as of March 30, 2009 (the “Record Date”) and are entitled to vote at the annual meeting, the Board of Directors is soliciting your proxy to vote at the meeting.

This proxy statement summarizes the information you need to know to vote at the meeting. This proxy statement and form of proxy were first mailed to stockholders on or about April 14, 2009.

What Am I Voting On?

You are voting on three items:

(a) the election of three Directors;

(b) the approval of the Build-A-Bear Workshop, Inc. Second Amended and Restated 2004 Stock Incentive Plan; and

(c) the ratification of KPMG LLP as the Company’s independent registered public accounting firm for fiscal 2009.

How Do I Vote?

Stockholders of Record: If you are a stockholder of record, there are four ways to vote:

•	by toll-free telephone at 1-866-540-5760;

•	by Internet at http://www.proxyvoting.com/bbw;

•	by completing and returning your proxy card in the postage-paid envelope provided; or

•	by written ballot at the meeting.

Street Name Holders: Shares which are held in a brokerage account in the name of the broker are said to be held in “street name.” If your shares are held in street name you should follow the voting instructions provided by your broker. You may complete and return a voting instruction card to your broker, or, in many cases, your broker may also allow you to vote via the telephone or Internet. Check your proxy card for more information. If you hold your shares in street name and wish to vote at the meeting, you must obtain a legal proxy from your broker and bring that proxy to the meeting.

Regardless of how your shares are registered, if you complete and properly sign the accompanying proxy card and return it to the address indicated, it will be voted as you direct.

What is the Deadline for Voting via Internet or Telephone?

Internet and telephone voting for stockholders of record is available through 11:59 p.m. Eastern Time on Wednesday, May 13, 2009 (the day before the annual meeting).

What Are the Voting Recommendations of the Board of Directors?

The Board recommends the following votes:

(a) FOR election of each of the three nominees as Directors;

(b) FOR approval of the Build-A-Bear Workshop, Inc. Second Amended and Restated 2004 Stock Incentive Plan; and

(c) FOR ratification of the appointment of KPMG LLP as independent registered public accounting firm for fiscal 2009.

Unless you give contrary instructions on your proxy card, the persons named as proxy holders will vote your shares in accordance with the recommendations of the Board of Directors.

Will Any Other Matters Be Voted On?

We do not know of any other matters that will be brought before the stockholders for a vote at the annual meeting. If any other matter is properly brought before the meeting, your signed proxy card gives authority to Maxine Clark and Tina Klocke to vote on such matters in their discretion.

Who Is Entitled to Vote at the Meeting?

Only stockholders of record at the close of business on the Record Date are entitled to receive notice of and to participate in the annual meeting. If you were a stockholder of record on that date, you will be entitled to vote all of the shares that you held on that date at the meeting, or any postponements or adjournments of the meeting.

How Many Votes Do I Have?

You will have one vote for every share of Build-A-Bear Workshop common stock you owned on the Record Date.

How Many Votes Can Be Cast by All Stockholders?

19,901,256, consisting of one vote for each share of Build-A-Bear Workshop common stock outstanding on the Record Date. There is no cumulative voting.

How Many Votes Must Be Present to Hold the Meeting?

The holders of a majority of the aggregate voting power of Build-A-Bear Workshop common stock outstanding on the Record Date, or 9,950,629 votes, must be present in person, or by proxy, at the meeting in order to constitute a quorum necessary to conduct the meeting.

If you vote, your shares will be part of the quorum. Abstentions and broker non-votes will be counted in determining the quorum. A broker non-vote occurs when a bank or broker holding shares in street name submits a proxy that states that the broker does not vote for some or all of the proposals because the broker has not received instructions from the beneficial owners on how to vote on the proposals and does not have discretionary authority to vote in the absence of instructions.

We urge you to vote by proxy even if you plan to attend the meeting so that we will know as soon as possible that a quorum has been achieved.

What Vote Is Required to Approve Each Proposal?

In the election of Directors, the affirmative vote of a plurality of the votes present in person or by proxy and entitled to vote at the meeting is required. A proxy that has properly withheld authority with respect to the election of one or more Directors will not be voted with respect to the Director or Directors indicated, although it will be counted for the purposes of determining whether there is a quorum.

For the proposals to approve the Build-A-Bear Workshop, Inc. Second Amended and Restated 2004 Stock Incentive Plan and to ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm, the affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote on the proposals will be required for approval. An abstention with respect to these proposals will be counted for the purposes of determining the number of shares entitled to vote that are present in person or by proxy. Accordingly, an abstention will have the effect of a “no” vote.

If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to the matter.

Can I Change My Vote?

Yes. Just send in a new proxy card with a later date, cast a new vote by telephone or Internet, or send a written notice of revocation to the Company’s Corporate Secretary at the address on the cover of this proxy statement. Also, if you attend the meeting and wish to vote in person, you may request that your previously submitted proxy not be used.

How Can I Access the Company’s Proxy Materials and Annual Report Electronically Online?

This proxy statement and the 2008 annual report are available at http://materials.proxyvote.com/120076. We encourage you to enroll at www.bnymellon.com/shareowner/isd in order to receive future proxy statements and annual reports electronically, instead of receiving copies of next year’s proxy statement and annual report by mail. By electing to receive these documents electronically, you will save the Company the cost of producing and mailing paper copies of these documents. If you enroll to receive the documents electronically, beginning in 2010 you will receive only a proxy card and business reply envelope in the mail. The proxy card you receive will instruct you to visit http://materials.proxyvote.com/120076 to view our annual report and proxy statement.

Who Can Attend the Annual Meeting?

Any Build-A-Bear Workshop stockholder as of the Record Date may attend the meeting. If you own shares in street name, you should ask your broker or bank for a legal proxy to bring with you to the meeting. If you do not receive the legal proxy in time, bring your most recent brokerage statement so that we can verify your ownership of our stock and admit you to the meeting. However, you will not be able to vote your shares at the meeting without a legal proxy.

If you return a proxy card without indicating your vote, your shares will be voted as follows: (i) FOR the three nominees for Director named in this proxy statement; (ii) FOR approval of the Build-A-Bear Workshop, Inc. Second Amended and Restated 2004 Stock Incentive Plan; (iii) FOR ratification of the appointment of KPMG LLP as the independent registered public accounting firm for the Company for fiscal 2009; and (iv) in accordance with the recommendation of management on any other matter that may properly be brought before the meeting and any adjournment of the meeting.

Proof of ownership of Build-A-Bear Workshop stock, as well as a valid form of personal identification (with picture), must be presented in order to attend the annual meeting.

What is “Householding” of Proxy Materials?

The Securities and Exchange Commission (“SEC”) has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. The Company and some brokers household proxy materials, delivering a single proxy statement to multiple stockholders sharing an address unless contrary instructions have been received from one or more of the affected stockholders. The Company will deliver, promptly upon request, a separate copy of the proxy statement to any stockholder who is subject to householding. You can request a separate proxy statement by writing to the Company at Build-A-Bear Workshop, Inc., Attention: Investor Relations, 1954 Innerbelt Business Center Drive, St. Louis, Missouri 63114 or by calling the Company at (314) 423-8000. Once you have received notice from your broker or the Company that they are or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement in the future, or if you currently receive multiple proxy statements and would prefer to participate in householding, please notify your broker if your shares are held in a brokerage account or the Company if you hold registered shares. You can notify the Company by sending a written request to Build-A-Bear Workshop, Inc., Attention: Investor Relations, 1954 Innerbelt Business Center Drive, St. Louis, Missouri 63114 or by calling the Company at (314) 423-8000.

Who Pays for the Solicitation of Proxies?

The Company has hired the firm of Georgeson Inc. to solicit proxies for this meeting for a fee estimated at $6,500 plus reimbursement for reasonable and customary out-of-pocket expenses. The Company will bear the cost of the solicitation of proxies for the meeting. Brokerage houses, banks, custodians, nominees and fiduciaries are being requested to forward the proxy material to beneficial owners and their reasonable expenses therefor will be reimbursed by the Company. Solicitation will be made by mail and also may be made personally or by telephone, facsimile or other means by the Company’s officers, Directors and employees, without special compensation for such activities.

VOTING SECURITIES

On the Record Date, there were 19,901,256 outstanding shares of the Company’s common stock (referred to herein as “shares”).

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table shows the beneficial ownership of the Company’s shares as of March 30, 2009 (unless otherwise noted) by (i) each person known by the Company to own beneficially more than 5% of the outstanding shares, (ii) each Director and Director nominee of the Company, (iii) each executive officer of the Company named in the Summary Compensation Table (the “Named Executive Officers”), and (iv) all executive officers and Directors of the Company as a group. The table includes shares that may be acquired within 60 days of March 30, 2009 upon the exercise of stock options by employees or outside Directors and shares of restricted stock. Unless otherwise indicated, each of the persons or entities listed below exercises sole voting and investment power over the shares that each of them beneficially owns. Except as indicated below, the address of each person or entity listed is c/o Build-A-Bear Workshop, Inc., 1954 Innerbelt Business Center Drive, St. Louis, Missouri 63114. For the beneficial ownership of the stockholders owning 5% or more of the shares, the Company relied on publicly available filings and representations of the stockholders.

Name of Beneficial Owner	Amount and Nature of Shares of Common Stock Beneficially Owned(16)(17)	Percentage of Class
Maxine Clark and affiliates(1)	2,824,619	14.1%
Paradigm Capital Management, Inc.(2)	1,810,900	9.1%
Barney Ebsworth(3)	1,288,335	6.7%
BML Investment Partners, L.P.(4)	1,230,400	6.2%
Tina Klocke (5)	191,622	*
Teresa Kroll (6)	34,637	*
Coleman Peterson(7)	33,776	*
Joan Ryan (8)	32,721	*
Louis Mucci (9)	30,244	*
Mary Lou Fiala (10)	29,987	*
William Reisler (11)	29,973	*
James M. Gould (12)	28,223	*
Eric Fencl (13)	26,648	*
Katherine Savitt (14)	13,888	*
All Directors and executive officers as a group (13 persons)(15)	3,328,986	16.5%

*	Less than 1.0%.

(1)	Represents 40,904 shares owned directly by Ms. Clark, 37,402 shares owned indirectly through her husband, 81,296 shares of restricted stock, and 2,548,783 shares held by Smart Stuff, Inc. Ms. Clark controls the voting and/or investment power for the shares held by Smart Stuff, Inc. as its president and sole stockholder. Smart Stuff, Inc. was issued membership interests in the predecessor entity to the Company in 1997 in conjunction with the original founding of the business by Ms. Clark. Also includes vested options to purchase 116,234 shares with exercise prices ranging from $6.10 to $34.65.

(2)	Represents 1,810,900 shares held by Paradigm Capital Management (“Paradigm”), which is located at Nine Elk Street, Albany, New York 12207. All information regarding ownership by is based solely on a Schedule 13G filed by Paradigm on February 17, 2009.

(3)	Represents 4,573 shares of common stock owned directly by Mr. Ebsworth and 1,283,762 shares held indirectly through The Barney A. Ebsworth Living Trust dated July 23, 1986, with respect to which Mr. Ebsworth shares voting and investment power. All information regarding ownership by Mr. Ebsworth and the Barney A. Ebsworth Living Trust dated July 23, 1986 is based solely on a Schedule 13G/A filed by Mr. Ebsworth on February 12, 2009. Mr. Ebsworth is a Director Emeritus.

(4)	Represents 1,230,400 shares held by BML Investment Partners, L.P. (“BML”), with respect to which BML shares voting and investment power. The principal address of BML is 156 S. First Street, Zionsville, Indiana 46077. All information regarding ownership by is based solely on a Form 13G filed by BML on January 27, 2009.

(5)	Represents 51,422 shares of common stock (including 300 shares owned by Ms. Klocke’s spouse and 200 shares held in trust for the benefit of Ms. Klocke’s children), 31,700 restricted shares, and vested options to purchase 108,500 shares with exercise prices ranging from $0.47 to $34.65.

(6)	Represents 6,214 shares of common stock, 11,923 restricted shares, and vested options to purchase 16,500 shares with exercise prices ranging from $8.78 to $34.65.

(7)	Represents 16,375 shares of common stock and 17,401 shares of restricted stock.

(8)	Represents 15,320 shares of common stock and 17,401 shares of restricted stock.

(9)	Represents 12,843 shares of common stock and 17,401 shares of restricted stock.

(10)	Represents 12,586 shares of common stock and 17,401 shares of restricted stock.

(11)	Represents 12,572 shares of common stock and 17,401 shares of restricted stock.

(12)	Represents 10,822 shares of common stock and 17,401 shares of restricted stock.

(13)	Represents 26,648 shares of restricted stock.

(14)	Represents 13,888 shares of restricted stock.

(15)	Includes all Directors and executive officers who own a total of 314,443 shares of restricted stock and vested options to purchase a total of 243,234 shares of common stock. Shares owned by Mr. Ebsworth, a Director Emeritus, are not included.

(16)	No Director or Named Executive Officer beneficially owns shares that are pledged as security.

(17)	Share numbers include restricted stock granted to Named Executive Officers on March 17, 2009 at a closing price of $5.11.

PROPOSAL I. ELECTION OF DIRECTORS

The Company’s Board of Directors presently has eight members, divided into three classes as nearly equal in number as possible. The classes have staggered three-year terms. As a result, only one class of Directors is elected at each annual meeting of our stockholders. Coleman Peterson, William Reisler, and Katherine Savitt are Class II Directors, and their terms will expire at the 2009 annual meeting. James M. Gould and Joan Ryan are Class III Directors, and their terms will expire at the 2010 annual meeting. Maxine Clark, Mary Lou Fiala and Louis Mucci are Class I Directors, and their terms will expire at the 2011 annual meeting. Currently, all our Directors hold office until the annual meeting of stockholders at which their term expires or until their successors are duly elected and qualified.

Under our Corporate Governance Guidelines, a Director may not stand for election or re-election after reaching the age of 70. As such, Barney Ebsworth did not stand for re-election at the 2006 Annual Meeting, and serves the Company as Director Emeritus.

A Director Emeritus is not permitted to vote on matters brought before the Board of Directors or any Board committee and is not counted for the purposes of determining whether a quorum of the Board or a Board committee is present. See “Director Compensation Policies” for a discussion of Director Emeritus compensation.

The Nominating and Corporate Governance Committee of the Board of Directors has nominated the Class II Directors, Coleman Peterson, William Reisler, and Katherine Savitt to be re-elected to serve until the 2012 annual meeting of stockholders or until their successors are duly elected and qualified. As noted below, Mr. Peterson and Mr. Reisler have served on our Board of Directors for several years. Ms. Savitt, who was appointed to the Board of Directors in February 2009, was recommended to the Board by a third party search firm.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE NAMED NOMINEES.

Proxies cannot be voted for a greater number of persons than the number of nominees named herein. Unless otherwise specified, all proxies will be voted in favor of the three nominees listed herein for election as Directors.

The Board has no reason to expect that any of the nominees will be unable to stand for election on the date of the meeting or for good cause will not serve. If a vacancy occurs among the original nominees prior to the meeting, the proxies will be voted for a substitute nominee named by the Board of Directors and for the remaining nominees. Directors are elected by a plurality of the votes present in person or by proxy and entitled to vote at the meeting.

DIRECTORS

Set forth below are the names, ages, positions and brief accounts of the business experience for each of our Directors as of March 30, 2009.

Class II Directors — Up for Re-Election

Coleman Peterson, 60, was appointed to the Board of Directors at a regular Board meeting on November 10, 2005. Mr. Peterson is President and Chief Executive Officer of Hollis Enterprises LLC, a human resources consulting firm, which he founded in 2004 following his retirement from Wal-Mart Stores, Inc. Mr. Peterson served as the Executive Vice-President of People at Wal-Mart from 1994 to 2004. Prior to joining Wal-Mart in 1994, Mr. Peterson spent 16 years with Venture Stores, with his last role being the Senior Vice-President of Human Resources. Mr. Peterson holds an undergraduate degree in English literature and a master’s degree in Industrial Relations from Loyola University of Chicago. Mr. Peterson serves on the Board of Directors of J.B. Hunt Transportation, Inc. He serves as the Chairman of the Board of Trustees of Northwest Arkansas Community College and as a board member of the National Academy of Human Resources. He formerly served on the Executive Committee of the National Association for the Advancement of Colored People (“NAACP”) and also served as Treasurer of the NAACP Special Contributions Fund. Mr. Peterson resides in Rogers, Arkansas with his wife. They have two children, Rana and Collin.

William Reisler, 52, was initially elected to our Board of Directors pursuant to the terms of a stockholders’ agreement which terminated upon the closing of the Company’s initial public offering in 2004. Mr. Reisler has served on our Board of Directors since our conversion to a corporation in April 2000, and he served on an advisory board to our predecessor entity prior to that time. Mr. Reisler is Managing Partner of Consumer Growth Partners, a private equity sponsor focused on specialty retail and consumer growth companies. He has over 25 years of experience in private equity and venture capital. He was a co-founder of Kansas City Equity Partners which, with affiliates, grew to over $3 billion in assets. Previously, he worked in new product development at Hallmark Cards, Inc. and strategic planning for Sprint Corporation. He serves as a Director of two private companies, Wild Things, LC and Three Dog Bakery, Inc., and he serves as an Executive Committee Member for Peruvian Connection, Inc. Within the civic community he currently serves as a Director of the Harry S. Truman Library Institute and as a Director of the Kansas City Arts Incubator. Mr. Reisler, his wife and two sons reside in Mission Hills, Kansas.

Katherine Savitt, 45, was appointed to the Board of Directors at a regular Board meeting on February 27, 2009. Ms. Savitt was Executive Vice President and Chief Marketing Officer at American Eagle Outfitters, Inc. from March 2006 to January 2009. Prior to joining American Eagle Outfitters, Ms. Savitt served as Vice President of Strategic Communications, Content and Entertainment Initiatives of Amazon.com from 2002 to February 2006. From 1993 to 2002, Ms. Savitt served as President and co-Founder of MWW/Savitt, an integrated marketing communications and public relations firm. From 1990 to 1993 she served as Vice President of Sorenson Roberts and Hansen Advertising and Public Relations. Prior to that time she held several positions, including Senior Account Director at Arst Public Relations, Advertising Production Manager for Nintendo of America and Director of Corporate Communications for Mandelbaum, Wolf, Wiskowski. Ms. Savitt, her husband and two daughters reside in Pittsburgh, Pennsylvania.

Class III Directors — Terms Expiring in 2010

James M. Gould, 60, was initially elected to our Board of Directors pursuant to the terms of a stockholders’ agreement which terminated upon the closing of the Company’s initial public offering in 2004, and then he was re-elected to our Board at our 2006 annual meeting of stockholders. Mr. Gould has served on our Board of Directors since our conversion to a corporation in April 2000, and he served on an advisory board to our predecessor entity prior to that time. Mr. Gould is a Managing General Partner of The Walnut Group, a group of affiliated venture capital funds, and he has held that position since 1994. He is also the Managing Member of Gould Venture Group V, LLC, a diversified financial concern, and is the owner of Management One Ltd., a firm he founded that represents professional athletes. He serves on several private company boards, including Stir Crazy, Inc. a privately held restaurant chain, and The O’Gara Group. He has served on numerous charitable boards, including Prevent Child Abuse America, Camp BrightLight in partnership with the YMCA and the Cincinnati Ballet Company. Mr. Gould has a bachelor’s degree in history from the University of Wisconsin. He resides in Cincinnati, Ohio with his wife Marcie and their four sons.

Joan Ryan, 63, was appointed to our Board at a regular Board meeting on February 28, 2006, and then she was re-elected to our Board at our 2006 annual meeting of stockholders. Ms. Ryan retired as Senior Vice President of Walt Disney Theme Parks and Resorts, with whom she worked for 12 years, in 2005. In that position, Ms. Ryan managed Disney’s retail businesses including merchandise, food and beverage, and photo imaging at Walt Disney World® resort. Prior to that position, she was senior vice president of merchandise for the Walt Disney World® resort. Her areas of responsibility included Disneyland® Resort, as well as Disney’s international theme parks and resorts. Prior to joining Disney, Ms. Ryan spent over 30 years at various specialty retailers with responsibility for store operations and merchandising, including Ann Taylor Stores Corporation, Lord & Taylor (a division of Federated Departments Stores, Inc.), and Dayton Hudson Corporation (Target Corporation). Ms. Ryan has a bachelor’s degree from Michigan State University. She serves as a Director on the Board of Trustees of Providence Hospital and Medical Centers. Ms. Ryan and her husband, Tom, reside in Michigan and Florida.

Class I Directors — Terms Expiring in 2011

Maxine Clark, 60, has been our Chief Executive Bear since she founded the Company in 1997. She was our President from our inception in 1997 to April 2004, and has served as Chairman of our Board of Directors since our conversion to a corporation in April 2000. She was initially elected to our Board of Directors pursuant to the terms of a stockholders’ agreement which terminated upon the closing of the Company’s initial public offering in 2004. Ms. Clark was re-elected at our 2005 and 2008 annual meetings of stockholders. Prior to founding Build-A-Bear Workshop, Ms. Clark was the President of Payless ShoeSource, Inc. from 1992 until 1996. Before joining Payless, Ms. Clark spent over 19 years in various divisions of The May Department Stores Company in areas including merchandise development, merchandise planning, merchandise research, marketing and product development. Ms. Clark is a member of the Board of Directors of The J.C. Penney Company, Inc., a public company, and Chairman of its Governance Committee. She also serves on the Board of Trustees of Washington University in St. Louis and on the Board of Directors of Barnes-Jewish Hospital in St. Louis and the St. Louis Regional Educational and Public Television Commission (KETC/Channel 9 Public Television). Ms. Clark is Chair of Teach for America-St. Louis. She is also a member of the Committee of 200, an organization for women entrepreneurs around the world. Ms. Clark has a bachelor’s degree from the University of Georgia and an Honorary Doctor of Laws from Saint Louis University.

Mary Lou Fiala, 57, was originally appointed to the Board at a regular Board meeting on January 26, 2005, and then she was re-elected at our 2005 and 2008 annual meetings of stockholders. Since 1998, Ms. Fiala has served as Vice Chairman and Chief Operating Officer of Regency Centers Corporation, a real estate investment trust specializing in the ownership and operation of grocery anchored shopping centers. In her role as Vice Chairman and Chief Operating Officer, Ms. Fiala is responsible for the operational management of Regency’s retail centers nationwide. Prior to working with Regency, Ms. Fiala served as Managing Director of Security Capital Global Strategic Group Incorporated, where she was responsible for the development of operating systems for the firm’s retail-related initiatives. Previously, she also served as Senior Vice President and Director of Stores for Macy’s East/Federated Department Stores, Inc. Before her tenure at Macy’s, Ms. Fiala was Senior Vice President of Henri Bendel and Senior Vice President and Regional Director of stores for Federated’s Burdine’s Division. Ms. Fiala is a past Board member of Pacific Retail Trust and City Center Retail. She is the current Chairman of the Board of Trustees for the International Council of Shopping Centers, and Board of Directors of the Regency Centers Corporation and Stir Crazy, Inc., a privately held restaurant chain. Ms. Fiala earned a bachelor’s of science degree from Miami University. Ms. Fiala and her husband reside in Florida. They have three children and two grandchildren.

Louis Mucci, 67, was originally appointed to the Board at a regular Board meeting on November 17, 2004, and then he was re-elected at our 2005 and 2008 annual meetings of stockholders. Mr. Mucci recently held the position of Chief Financial Officer at BJ’s Restaurants, Inc., a public company, and served on that company’s Board of Directors from May 2002 until September 2005. Mr. Mucci currently serves as an advisor to the Board of Directors of BJ’s Restaurants. Mr. Mucci is a senior advisor to SMH Capital investment banking group, a company with shares registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended. He retired from PricewaterhouseCoopers LLP in 2001 after 25 years as a partner with the firm. Mr. Mucci’s most recent position at PricewaterhouseCoopers was Chairman of the West Coast Retail Group. In this role he served on the firm’s National Retail Executive Committee. Mr. Mucci holds a Bachelors of Science degree from California State University, Los Angeles, where he received the Distinguished Alumni Award from the Accounting Department and the School of Business Economics. Mr. Mucci is a member of the American Institute of Certified Public Accountants, the California State Society of Certified Public Accountants and the Retail Executive Forum.

Director Emeritus

Barney Ebsworth, 74, was initially elected to our Board of Directors pursuant to the terms of a stockholders’ agreement which terminated upon the closing of the Company’s initial public offering in 2004. Mr. Ebsworth has served on our Board of Directors since our conversion to a corporation in April 2000, and he served on an advisory board to our predecessor entity prior to that time. Mr. Ebsworth is the founder and Chief Executive Officer of Windsor, Inc., formed in 1979 for the purpose of providing financing for venture capital, real estate and other investments. Mr. Ebsworth was the founder and Chief Executive Officer of INTRAV, a general agency formed in 1959 for the purpose of selling travel to individuals and businesses, until the company was sold in 1999. Mr. Ebsworth also founded Royal Cruise Line and Clipper Cruise Line in 1972 and 1981, respectively. He was the Chairman of those companies from inception to the time they were sold in 1986 and 1997, respectively. Mr. Ebsworth is also a Trustee of the Seattle Art Museum and a member of the Trustees Council and Co-Chairman of the Collectors Committee of the National Gallery of Art, Washington D.C. Mr. Ebsworth has a bachelor’s degree from Washington University in St. Louis. He has one daughter, one granddaughter and one grandson.

THE BOARD OF DIRECTORS AND ITS COMMITTEES

The Company’s Board of Directors is responsible for establishing broad corporate policies and for overseeing the overall management of the Company. In addition to considering various matters which require Board approval, the Board provides advice and counsel to, and ultimately monitors the performance of, the Company’s senior management. There are three standing committees of the Board of Directors: the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee. In addition, in connection with the Board’s consideration of certain strategic alternatives in 2007 and 2008, the Board of Directors formed a Special Committee comprised of four independent non-management directors, which was dissolved after completion of the review in March 2008.

COMMITTEE CHARTERS, CORPORATE GOVERNANCE GUIDELINES,

BUSINESS CONDUCT POLICY AND CODE OF ETHICS

The Board of Directors has adopted charters for all three of its standing Committees. The Board has also adopted Corporate Governance Guidelines, which set forth the obligations and responsibilities of the Directors with respect to independence, meeting attendance, compensation, re-election, orientation, self-evaluation, and stock ownership. The Board of Directors has also adopted a Business Conduct Policy, and a Code of Ethics Applicable to Senior Executives, both of which apply to all of its Directors and officers, including the Company’s senior financial officers. Copies of the Committee charters, Corporate Governance Guidelines, Business Conduct Policy and Code of Ethics Applicable to Senior Executives can be found in the Corporate Governance section on the Company’s Investor Relations website at http://ir.buildabear.com (information on our website does not constitute part of this proxy statement). The Company intends to comply with the amendment and waiver disclosure requirements of applicable Form 8-K rules by posting such information on its website. The Company will post any amendments to the Committee charters, Corporate Governance Guidelines, Business Conduct Policy and Code of Ethics Applicable to Senior Executives in the same section of the Company’s website. The Committee charters, Corporate Governance Guidelines, Business Conduct Policy and Code of Ethics Applicable to Senior Executives are also available in print to stockholders and interested parties upon written request delivered to Build-A-Bear Workshop, Inc., 1954 Innerbelt Business Center Drive, St. Louis, Missouri 63114. Each of our Directors, executive officers and employees sign our Business Conduct Policy on an annual basis to ensure compliance. In addition, each of our executives signs our Code of Ethics Applicable to Senior Executives each year to ensure compliance.

Pursuant to the Corporate Governance Guidelines, the non-management Directors meet at least once each year in executive session. The presiding Director of these sessions changes for each meeting following an alphabetical rotation, unless the Board determines otherwise.

The Board of Directors met twelve times in 2008 for regular and special meetings. Each Director attended at least 75% of the total number of meetings of the Board and the Board committees of which he or she was a member in 2008. While the Company does not have a formal policy requiring members of the Board to attend the annual meeting, the Company encourages all Directors to attend. All of our current Directors attended our 2008 annual meeting and plan to attend the 2009 annual meeting. The members, primary functions and number of meetings held for each of the Committees are described below.

Audit Committee

The members of the Audit Committee are Louis Mucci (Chair), Mary Lou Fiala, William Reisler and Joan Ryan.

The Audit Committee reviews the independence, qualifications and performance of our independent auditors, and is responsible for recommending the initial or continued retention of, or a change in, our independent auditors. The Committee reviews and discusses with our management and independent auditors our financial statements and our annual and quarterly reports, as well as the quality and effectiveness of our internal control procedures, critical accounting policies and significant regulatory or accounting initiatives.

The Committee discusses with management earnings press releases and our major financial risk exposures. Furthermore, the Committee is responsible for establishing procedures for the receipt, retention and treatment of complaints regarding accounting, internal control or auditing matters. The Committee approves the audit plan and staffing of the internal audit department.

In fulfilling its responsibilities, the Committee reports regularly to the Board regarding its activities and performs an annual self-evaluation of Committee performance. The Audit Committee held nine meetings in 2008.

Compensation Committee

The members of the Compensation Committee are Coleman Peterson (Chair), Mary Lou Fiala, James M. Gould, William Reisler, and Katherine Savitt.

The Compensation Committee is responsible for evaluating and approving the Company’s overall compensation philosophy and policies, and consults with management regarding the Company’s executive compensation program. The Committee makes recommendations to the Board of Directors regarding compensation arrangements for our executive officers, including annual salary, bonus and long-term incentive awards, and is responsible for reviewing and approving the compensation of the Company’s Directors. As part of its duties, the Committee oversees and administrates the Company’s employee benefit and incentive compensation plans and programs, including the establishment of certain applicable performance criteria. For additional information on the Committee’s processes, please see the “Compensation Discussion and Analysis” section of this proxy statement.

The Committee reports regularly to the Board regarding its activities, reviews and reassesses the adequacy of its charter on an annual basis and conducts an annual self-evaluation of Committee performance. The Compensation Committee held six meetings in 2008.

Nominating and Corporate Governance Committee

The members of the Nominating and Corporate Governance Committee are James M. Gould (Chair), Louis Mucci, Coleman Peterson, Joan Ryan and Katherine Savitt.

The Nominating and Corporate Governance Committee establishes criteria for membership of the Company’s Board of Directors and its committees and selects and nominates candidates for election or re-election as Directors at the Company’s annual meeting. Additionally, the Committee determines the composition, nature and duties of the Board committees and oversees the Board and committee self-evaluation processes.

The Committee is also responsible for reviewing and making recommendations to the Board regarding the Company’s Corporate Governance Guidelines, whistleblower policy and ethics codes.

The Committee reports regularly to the Board regarding its activities, reviews and reassesses the adequacy of its charter on an annual basis and conducts an annual self-evaluation of Committee performance. The Nominating and Corporate Governance Committee held five meetings in 2008.

Special Committee

In connection with the Board’s consideration of certain strategic alternatives during 2007 and 2008, the Board of Directors formed a Special Committee comprised of four independent non-management directors. The Special Committee retained the investment banking firm of Lehman Brothers to assist it in an analysis of a broad range of potential strategic alternatives to enhance stockholder value and was independently represented by Shearman & Sterling LLP. On March 10, 2008, the Company announced that the Committee completed its consideration of strategic alternatives. After the Committee completed its review and consideration, the Board of Directors authorized an increase in the Company’s share repurchase program to up to $50 million. The Committee was dissolved by the Board of Directors in March 2008.

The members of the Special Committee were James M. Gould (Chair), Louis Mucci, Coleman Peterson and Mary Lou Fiala.

The Special Committee held five meetings in 2008.

BOARD MEMBER INDEPENDENCE AND COMMITTEE MEMBER QUALIFICATIONS

The Board of Directors annually determines the independence of Directors based upon a review conducted by the Nominating and Corporate Governance Committee and the Board of Directors. No Director is considered independent unless he or she has no material relationship with the Company, either directly or as a partner, stockholder, family member, or officer of an organization that has a material relationship with the Company. To evaluate the materiality of any such relationship, the Board has established categorical independence standards consistent with Section 303A of the New York Stock Exchange (“NYSE”) Listed Company Manual. On an annual basis, each Director and Named Executive Officer is obligated to complete a Director and Officer Questionnaire. Additionally, our Corporate Governance Guidelines require any director to disclose any matters that may arise during the course of the year which have the potential to impair independence.

The Board has determined that, in its judgment as of the date of this proxy statement, each of the non-management Board members (including all members of the Audit, Nominating and Corporate Governance, and Compensation Committees) are independent directors, as defined by our Corporate Governance Guidelines and Section 303A of the NYSE Listed Company Manual. Accordingly, Mary Lou Fiala, James M. Gould, Louis Mucci, Coleman Peterson, William Reisler, Joan Ryan, and Katherine Savitt are all independent directors, as defined by our Corporate Governance Guidelines and Section 303A of the NYSE Listed Company Manual.

In addition, the Board also determined that each member of the Audit Committee (Louis Mucci, Joan Ryan, Mary Lou Fiala and William Reisler) is independent under the heightened Audit Committee independence requirements included in Section 303A of the NYSE Listed Company Manual and the SEC rules. Moreover, each member of the Audit Committee is financially literate, and at least one such member (Louis Mucci) has accounting or related financial management expertise as required in Section 303A of the NYSE Listed Company Manual. Furthermore, the Board determined that Louis Mucci qualifies as an “audit committee financial expert” as such term is defined under applicable SEC rules. Finally, each member of the Compensation Committee (Mary Lou Fiala, James Gould, Coleman Peterson and William Reisler) is independent as such term is defined in the listing standards of the NYSE, is a “non-employee director” pursuant to SEC Rule 16b-3 and is an “outside director” for purposes of Section 162(m) of the Internal Revenue Code.

In reaching these determinations, the Board considered an arrangement under which the Company served as a marketing partner in a film project for which James M. Gould is an executive producer and owner of a less than 10% net profits interest. Under the terms of the transaction, the Company and the film’s producers paid their respective costs and expenses for materials relating to the marketing initiative, which were immaterial. The Board and the Governance Committee took this transaction into account when determining Mr. Gould’s independence and concluded that the transaction was not material to the Company or Mr. Gould. Furthermore, the Board also determined that the proposed transaction does not constitute a transaction with a related person subject to disclosure under Item 404(a) of Regulation S-K.

RELATED PARTY TRANSACTIONS

In addition to annually reviewing the independence of our Directors, the Company also maintains strict policies and procedures for ensuring that our Directors, executive officers and employees maintain high ethical standards and avoid conflicts of interest. Our Business Conduct Policy prohibits any direct or indirect conflicts of interest and requires any transactions which may constitute a potential conflict of interest to be reported to the Nominating and Corporate Governance Committee. Our Code of Ethics applicable to Senior Executives requires our leadership to act with honesty and integrity, and to disclose to the Nominating and Corporate Governance Committee any material transaction that reasonably could be expected to give rise to actual or apparent conflicts of interest.

Our Nominating and Corporate Governance Committee has established written procedures for the review and pre-approval of all transactions between us and any related parties, including our Directors, executive officers, nominees for Director or executive office, 5% stockholders and immediate family members of any of the foregoing. Specifically, pursuant to our Code of Ethics, any Director or executive officer intending to enter into a transaction with the Company must provide the Nominating and Corporate Governance Committee with all relevant details of the transaction. The transaction will then be evaluated by the Nominating and Corporate Governance Committee to determine if the transaction is in our best interests and whether, in the Committee’s judgment, the terms of such transaction are at least as beneficial to us as the terms we could obtain in a similar transaction with an independent third party. In order to meet these standards, the Nominating and Corporate Governance Committee may conduct a competitive bidding process, secure independent consulting advice, engage in its own fact-finding, or pursue such other investigation and fact-finding initiatives as may be necessary and appropriate in the Committee’s judgment.

Store Fixtures and Furniture

We purchase fixtures for new stores and furniture for our corporate offices from NewSpace, Inc. (“NewSpace”). Robert Fox, the husband of Ms. Clark, our Chief Executive Bear, owns 100% of NewSpace. The total payments to NewSpace for these fixtures and furniture amounted to approximately $1.6 million in fiscal 2008.

In 2006, our Board of Directors sought and obtained competitive bids for purchase of store fixtures and furniture. NewSpace offered the lowest total pricing of any bidder in the process, and the Board determined that the quality of the services to be provided by NewSpace would be superior to the services provided by the other bidders. In 2007 and 2009, the Nominating and Corporate Governance Committee reviewed the terms of the transaction with NewSpace and determined that they are at least as beneficial to us as the terms we could obtain in a similar transaction with an independent third party. We expect to continue to purchase store fixtures and furniture from NewSpace, if NewSpace continues to offer competitive pricing through the bidding process and provide superior service levels.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s Directors and executive officers, persons who beneficially own more than 10% of a registered class of the Company’s equity securities, and certain other persons to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC, and to furnish the Company with copies of the forms. Based solely on its review of the forms it received, or written representations from reporting persons, the Company believes that all of its Directors, executive officers and greater than 10% beneficial owners complied with all such filing requirements during 2008, with the exception of Mr. Ebsworth. Mr. Ebsworth filed late a Form 3 and Form 4 which were required to be filed when, as a result of stock repurchases by the Company and the resulting increase in Mr. Ebsworth’s percentage ownership of the Company’s common stock to more than 10%, Mr. Ebsworth became subject to Section 16(a) for a brief period during 2008.

BOARD OF DIRECTORS COMPENSATION

The following table discloses compensation information of members of the Company’s Board of Directors for serving as members of the Company’s Board in 2008:

Name:	Fees Earned or Paid in Cash($)	Stock Awards ($)(2)	Total ($)
Maxine Clark(1)	$—	$—	$—
Mary Lou Fiala	40,000	74,998	114,998
James M. Gould	49,478	74,998	124,476
Louis Mucci	57,613	74,998	132,611
Coleman Peterson	50,598	117,482	168,080
William Reisler	40,000	74,998	114,998
Joan Ryan	40,000	123,282	163,282
Barney Ebsworth(3)	25,000	—	25,000

(1)	As a member of management, Maxine Clark, the Company’s Chief Executive Bear, did not receive compensation for her services as Director in 2008. The compensation received by Ms. Clark as an employee of the Company is shown in the Summary Compensation Table.

(2)	The amounts appearing in the Stock Awards column represent the fiscal 2008 Statement of Financial Accounting Standards No. 123 (revised) (“FAS 123(R)”) expense of restricted stock awards granted in fiscal 2008 and 2007 (for all listed directors), fiscal 2006 (for Mr. Peterson and Ms. Ryan), and fiscal 2005 (for Mr. Peterson). During 2008, Mses. Fiala and Ryan and Messrs. Gould, Mucci, Peterson, Reisler and Ryan each received a grant of 17,401 shares of the Company’s common stock with a grant date fair value of $74,998 computed in accordance with FAS 123(R). The aggregate stock awards outstanding at the end of fiscal 2008 for each director was as follows: Ms. Fiala and Messrs. Gould, Mucci, Peterson and Reisler, 17,401 each; and Ms. Ryan 19,068.

(3)	Mr. Ebsworth is a Director Emeritus, and is subject to a different compensation structure, described below.

Director Compensation Policies

The Compensation Committee reviews Board compensation annually, in conjunction with the November Board meeting. In November 2007, the Compensation Committee reviewed Board compensation and analyzed both the constituent compensation elements and the total compensation to Board members in relation to the Company’s peer group. As a result of this 2007 review, in 2008 the Board elected not to increase the $40,000 annual retainer for Board membership, which has been in effect since 2005. The Board members do not receive additional fees or compensation for attending meetings or for being a committee member or attending committee meetings. However, in order for the Company to retain its qualified independent Board members whom are fulfilling Committee Chair responsibilities, the Board pays additional annual retainer fees for the Chairman of our committees as follows: Audit Committee—$18,500; Compensation Committee—$11,250; and Nominating and Corporate Governance Committee—$10,000. The annual retainer fees for the Company’s Nominating and Corporate Governance and Compensation Committee Chairs were set at the median for applicable peer group compensation. The Audit Committee Chair annual retainer fee was set at the 75th percentile in the peer group. The Board believes the fee paid to the Audit Committee Chair is appropriate given the significant time commitment and expertise required to fulfill this responsibility on behalf of the Company in accordance with public reporting rules and procedures.

Each Board member also receives a restricted stock award granted for annual service with a value of $75,000, as determined on the grant date. The annual restricted stock grants vest each year on the anniversary date of our initial public offering (October 28, 2004). The vesting of all restricted stock grants is subject to continued service on our Board.

In connection with the Board’s consideration of certain strategic alternatives that ended in March 2008, the Company’s Board of Directors formed a special committee comprised of four independent non-management directors. Given the extraordinary amount of work involved in the review of strategic alternatives, the Board determined that each non-management director serving on the Special Committee (including the Chairman of the committee) would be paid $6,000 per month, with a maximum total potential payment of $30,000 per member. The Chair of the Special Committee received an additional $10,000 per month, with a maximum total potential payment of $50,000.

Also, pursuant to our Corporate Governance Guidelines, non-management Directors are required to refrain from selling or otherwise transferring greater than 50% of their total holdings in our stock during any 12-month period, beginning with the anniversary date of our initial public offering. This policy does not apply to Directors Emeritus.

Under our Corporate Governance Guidelines, no Director may stand for election or re-election after reaching the age of 70. However, any retiring Director who is asked by the Board, and agrees, to continue to serve the Company in the status of Director Emeritus will receive a $25,000 annual retainer and no additional fees for meeting attendance. The retiring Board member’s remaining unvested restricted shares may, upon such retirement, be accelerated by the Compensation Committee in its discretion. The retiring Board member receives no additional restricted stock grants for service as a Director Emeritus.

We reimburse our Directors and Directors Emeritus for reasonable out-of-pocket expenses incurred in connection with attendance and participation in Board and committee meetings. We also reimburse our Directors for expenses incurred in the attendance of director continuing education conferences, because we expect that each of our Board members will attend at least one director continuing educational conference every two years.

In December 2008, in light of the impact that the economy is having on the Company’s business and in support of Company’s cost cutting initiatives, the Board decided to reduce the annual retainer that each Director will receive in 2009 for Board membership from $40,000 to $30,000 and to completely eliminate the $25,000 annual retainer for Director Emeritus service for 2009.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Overview of Compensation Program

The following Compensation Discussion and Analysis (“CD&A”) describes our overall compensation philosophy and the primary components of our executive compensation program. Furthermore, the CD&A explains the process by which the Compensation Committee (the “Committee”) determined the 2008 compensation for all Named Executive Officers. Finally, the CD&A discusses actions taken with regard to executive compensation during 2009.

Compensation Philosophy

The fundamental objectives of our executive compensation program are to attract and retain highly qualified executive officers, motivate these executive officers to materially contribute to our long-term business success, and align the interests of our executive officers and stockholders by rewarding our executives for individual and corporate performance based on targets established by the Committee.

We believe that achievement of these compensation program objectives enhances long-term stockholder value. When designing compensation packages to reflect these objectives, the Committee is guided by the following four principles:

•

Alignment with stockholder interests: Compensation should be tied, in part, to our stock performance through the granting of equity awards to align the interests of executive officers with those of our stockholders.

•	Recognition for business performance: Compensation should correlate in large part with our overall financial performance.

•	Accountability for individual performance: Compensation should partially depend on the individual executive’s performance, in order to motivate and acknowledge the key contributors to our success.

•	Competition: Compensation should generally reflect the competitive marketplace and be consistent with that of other well-managed companies in our peer group.

In implementing this compensation philosophy, the Committee takes into account the compensation amounts from the previous years for each of the Named Executive Officers, and internal compensation equity among the Named Executive Officers. Historically, the Committee has strived to structure compensation packages so that total payout, taking into consideration performance-based compensation, will be above median if the Company meets or exceeds its financial targets and the individual Named Executive Officers perform well in their roles throughout the fiscal year. As a result of poor economic conditions and recent financial performance of the Company, however, in 2009 total target compensation will be at or below median.

2008 Compensation Determination Process

Each year the Committee engages in a review of our executive compensation with the goal of ensuring the appropriate combination of fixed and variable compensation linked to individual and corporate performance.

Role of Compensation Committee Consultant

In the course of its 2008 compensation review, the Committee utilized the services of an outside consultant, James F. Reda & Associates, LLC, who was engaged by the Committee to assist in the determination of the peer group, the compensation benchmarking process, and the review and establishment of compensation policies and programs for Named Executive Officers. The

Company has no relationship with James F. Reda & Associates (other than the relationship undertaken by the Committee), and therefore the Committee believes that the compensation consultant is independent.

Role of Management

Also in the course of its review, the Committee considered the advice and input of the Company’s management. Specifically, the Committee leverages the Company’s management, human resources department and law department to assist the Committee in the timely and cost-effective fulfillment of its duties. The Committee solicits input from the Chief Executive Bear and human resources department regarding compensation policies and levels. The legal department assists the Committee in the documentation of compensation decisions. In addition, the Amended and Restated 2004 Stock Incentive Plan provides that the Chief Executive and Chief Operating Officer Bears have the limited authority to grant equity awards to Company employees upon their initial hiring or receipt of promotions. The Committee does not permit members of the Company’s management to materially participate in the determination of their particular compensation; nor does the Committee permit members of management, including the Chief Executive Bear, to be physically present for those portions of Committee meetings during which the particular member of the management team’s performance and compensation are reviewed and determined.

Role of the Full Board

The Compensation Committee Charter provides the Committee with the option of either determining the Chief Executive Bear’s compensation, or recommending such compensation to the Board for determination. The Committee has historically chosen to consult with the full Board of Directors, other than the Chief Executive Bear, on the Chief Executive Bear’s compensation, because the Committee believes that the Chief Executive Bear’s performance and compensation are so critical to the success of the Company that Board involvement in such matters is appropriate. The Committee also determines the compensation and review process for all executive officers other than the Chief Executive Bear. Because the Charter specifically delegates this responsibility to the Committee, it only involves the full Board in an advisory capacity with respect to the compensation decision-making process for the other Named Executive Officers.

The Peer Group

The Committee believes that the Company’s compensation peer group is an important tool by which to measure the fairness and competitiveness of the Company’s executive compensation. In 2007, the Committee and its compensation consultant significantly refined the Company’s peer group so that the 2007 peer group companies as a whole had median revenues approximately 10% above the Company’s median revenue, using projected fiscal 2007 revenue levels. The Committee reviews the peer group annually and makes appropriate adjustments. The following companies were eliminated from the Company’s peer group for 2008 because they are now privately-held businesses or subsidiaries of larger public companies: Deb Shops, Inc., Party City Corp. and Leslie’s Poolmart, Inc. The Company competes with much larger companies for executive talent, but the Committee believes that the 2008 peer group is more appropriate in most instances for benchmarking purposes. While the peer group is an important measuring tool, it is only one of four principal considerations under the Company’s compensation philosophy. The 2008 peer group consisted of the following companies:

A.C. Moore Arts & Crafts, Inc.	Coldwater Creek Inc.	Stride Rite Corp.
Bank Jos A Clothiers Inc.	Cole Kenneth Productions Inc.	Tween Brands, Inc.
Books A Million Inc.	P F Changs China Bistro Inc.	United Retail Group, Inc.
Buckle Inc.	Restoration Hardware Inc.	West Marine Inc.
Cache Inc.	Sharper Image Corp.	Wet Seal Inc.
CEC Entertainment Inc.	Shoe Carnival Inc.	Wilsons The Leather Experts Inc.
Charlotte Russe Holding Inc.	Six Flags Inc.	Zumiez Inc.
Citi Trends Inc.	Steven Madden, Ltd.

In 2008, the Committee compared each element of compensation received by the Company’s Named Executive Officers with the levels of each element of compensation received by similarly-situated executive officers in the peer group. For each Named Executive Officer other than the Chief Executive Bear, total compensation packages in 2008 were below the median of total compensation packages for similarly-situated executives at the peer group companies. For the Chief Executive Bear, her 2008 base salary was more than 10% below the median salaries for chief executive officers of the peer companies and total target compensation was less than 10% above the median. The fact that more of the Chief Executive Bear’s compensation was “at-risk” and is payable only if the Company performance meets or exceeds performance targets is consistent with all four elements of the Committee’s compensation philosophy.

2008 Base Salary

During its 2008 annual review, the Committee considered two types of potential base salary increases for each of the Named Executive Officers: (1) “merit increases” based upon the executives’ individual performance; and (2) “market adjustments” based upon the peer group salary range for similar executives.

The Committee evaluates salary increases for Named Executive Officers based on the Company’s performance compared to predetermined net income performance targets, and it undertakes an annual performance review of each of the Named Executive Officers in order to determine whether they are eligible for merit increases. In 2008, the Named Executive Officers each prepared a self-evaluation. In the case of the Chief Executive Bear, the Chairman of the Compensation Committee presented the Committee and the Board’s feedback to the Chief Executive Bear on her self-evaluation. With respect to the other Named Executive Officers, the Chief Executive Bear was primarily responsible for providing feedback to such other Named Executive Officers’ evaluations. However, the Committee also had the opportunity to participate in, and review, the evaluations of the other Named Executive Officers. Because the Company did not meet its 2007 threshold net income performance target, no Named Executive Officers received merit salary increases in 2008.

In addition to determining whether merit increases for the Named Executive Officers were appropriate, the Committee compared the Named Executive Officers’ salaries to the salaries of similar executives in the Company’s peer group in order to determine whether any market adjustments were appropriate. For 2008, the Committee approved market adjustments for the following Named Executive Officers because the Committee determined that their 2007 salaries were well below the median range of similar executives within the Company’s peer group: Mr. Seay’s salary increased from $370,000 to $385,000 (or approximately 4.1%) and Ms. Klocke’s salary increased from $275,000 to $285,000 (or approximately 3.6%).

Primarily because of the Company’s failure to achieve the threshold net income target in 2007, even after these base salary increases, all of our Named Executive Officers’ salaries remained below the peer group median for comparable executives. When Mr. Fencl was hired in July 2008, his salary was set utilizing market benchmark data.

2008 Bonus Plan

The Committee continued the use of a cash bonus plan in 2008 for the Named Executive Officers, granting potential cash bonuses pursuant to the 2008 Bonus Plan for the Named Executive Officers only if the Company achieved certain financial performance levels. Thus, consistent with all four elements of its compensation philosophy, the Committee aligned the Named Executive Officers’ 2008 cash bonus completely with the interests of our stockholders.

The 2008 Bonus Plan was consistent with, and similar to, the 2007 Bonus Plan in that the Committee once again set high performance standards for its Named Executive Officers and employees. In fiscal 2008, the Company established a threshold such that the Named Executive Officers would not receive any bonus if the net income declined more than 27% from the prior year and target bonus would not be paid unless the Company met prior year net income. Because the Company did not achieve the threshold net income, as explained below, the Named Executive Officers received no bonus under the 2008 Bonus Plan for fiscal 2008.

The target bonus awards granted under the 2008 Bonus Plan for the Named Executive Officers were expressed as a percentage of eligible base salary, which excludes items such as relocation allowances, bonuses, stock options exercised and vested restricted stock. The 2008 Base Bonus Calculation for each Named Executive Officer was determined by multiplying the Base Bonus Payout by the officers’ base salaries according to the following schedule:

Position	Base Bonus Payout
Chief Executive Bear	125%
Chief Operating Bear	55%
Chief Financial Bear	45%
Chief Marketing Bear	35%
Chief Bearrister	35%

The Committee believes that determining the annual bonus component of total compensation based on net income growth is an appropriate design to align management with stockholder interests, and it establishes the net income goals at levels that the Committee believes will not encourage the Named Executive Officers to take undue risk. In consultation with the Audit Committee and the Board of Directors, the Committee established the following net income levels from which the bonus awards were derived. Pursuant to the terms of the 2008 Bonus Plan, cash bonuses were calculated by multiplying the applicable Base Bonus Payout (calculated in the manner described above) times the Percentage of Base Bonus Calculation below, based on the Company’s net income for the 2008 fiscal year.

Net Income Achievement Level	Percentage Net Income Increase (Decrease) over Fiscal Year 2007	Percentage of Base Bonus Calculation
Threshold	(27)%	20%
Target	0%	100%
Maximum	21%	200%

Under the 2008 Bonus Plan, net income increases falling between the three achievement levels would be interpolated evenly as described in a schedule attached to the 2008 Bonus Plan.

The minimum 2008 net income level for a bonus payout under the 2008 Bonus Plan was not achieved. Consequently, none of the Named Executive Officers received any cash bonus payout for fiscal 2008. Because the Company terminated Mr. Seay’s employment during 2008, he would not have been eligible to receive a bonus even if the Company had achieved its threshold net income level.

2008 Long-Term Incentive Program

The objective of the Company’s long-term incentive program is to provide a long-term retention incentive for the Named Executive Officers and to align their interests directly with those of our stockholders by way of stock ownership.

Under the Amended and Restated 2004 Stock Incentive Plan, the Committee has the discretion to determine whether equity awards will be granted to Named Executive Officers and if so, the number of shares subject to each award. The Amended and Restated 2004 Stock Incentive Plan allows the Committee to grant the following types of awards, in its discretion: options, stock appreciation rights, cash-based awards or other stock-based awards, such as common stock, restricted stock and other awards valued in whole or in part by reference to the fair market value of the stock. In most instances, these long-term grants vest over a multi-year basis.

The Committee meets in March of every year to determine the recipients of annual long-term incentive awards and to grant such awards by formal action. The practice of granting long-term incentive awards in March by Committee action applies uniformly to the Named Executive Officers and other employees of the Company and, with rare exceptions, is the only practice employed by the Company in connection with the granting of equity awards. The Committee does, however, have the discretion to make grants whenever it deems it appropriate in the best interests of the Company. Additionally, pursuant to the Amended and Restated 2004 Stock Incentive Plan, employees who are hired or promoted by the Company after the March Committee meeting may receive grants from the Chief Executive Bear or Chief Operating Bear at the levels previously approved by the Committee, at the date of such hire or promotion.

The Company does not have any program, plan or practice in place to time option or other award grants with the release of material, non-public information and does not release such information for the purpose of affecting the value of executive compensation. The exercise price of stock subject to options awarded under the Amended and Restated 2004 Stock Incentive Plan is the fair market value of the stock on the date of grant. Under the terms of the Amended and Restated 2004 Stock Incentive Plan, the fair market value of the stock is the closing sales price of the stock on the date of grant as reported by the NYSE.

Since the Company’s base salaries are always paid in cash, and the 2008 Bonus Plan described above is a cash plan, the Committee determined that some form of option, stock appreciation rights or other stock-based award would be appropriate for the long-term incentive component of executive officer compensation for 2008. Historically, the Company has granted stock-based compensation in the form of either (1) restricted stock; (2) stock options; or (3) a combination of both restricted stock and stock options.

The Committee considered these three choices of equity in 2008. For the 2008 long-term incentive component of executive compensation, the Committee granted restricted stock instead of stock options or a combination of the two equity types. The Committee determined that restricted stock would effectively motivate and retain employees and mitigate the risk of losing key talent due to the current difficult economic climate while still retaining a direct link to our stock price. The restricted stock vests annually over a four year period provided that the participant remains continuously employed with the Company during that time.

The Committee determined the amount of equity awards granted to each executive using three key considerations: (1) benchmarking data for equity grant levels to similarly-situated executives in our peer group companies; (2) grant levels required to bring the executives’ total compensation at or near the median of total compensation of similar executives in the compensation peer group; and (3) grant levels required to retain key individual employee contributors. In establishing the size of the 2008 equity award pool, the Committee considered the amount of stock and options outstanding, the expense associated with the grants and the potentially dilutive effect on stockholders, in addition to the overall compensation policy of the Company to place emphasis on incentive compensation over base salaries. The numbers of restricted shares granted to the Named Executive Officers in March 2008 are described in the table titled “Grants of Plan-Based Awards.”

On March 20, 2008, the Company’s Board of Directors approved a grant of restricted stock to certain of the Named Executive Officers under the Amended and Restated 2004 Stock Incentive Plan. The target value of long-term incentive awards was determined by the Committee based on the three criteria listed above. The Committee reduced or eliminated awards to eligible employees who had not achieved a “meets expectations” or higher performance grade from their supervisor, or the Board of Directors in the case of the Chief Executive Bear. Whether an employee met or exceeded expectations was a subjective determination made based on attributes such as leadership skills and personal achievements. Regardless of personal accomplishments, the Committee determined that no Named Executive Officer achieved a “meets expectations” performance rating for 2007 because the Company did not meet the threshold net income target. Consequently, no Named Executive Officer received 100% of the target value of the restricted stock award in 2008. However, the Committee recommended certain officers receive 60% of their target value and tied all or a portion of the awards to the achievement of performance objectives, as discussed below. The Committee recommended these awards in recognition of the difficult retail and consumer economic climate and to retain and incentivize the Named Executive Officers. The number of shares of restricted stock awarded in 2008 was derived by dividing 60% of the officer’s target value by the closing sales price of the Company’s common stock on March 20, 2008.

One-half of Ms. Klocke’s award is subject to time vesting only and will vest in equal installments over four years. The other half of Ms. Klocke’s award would have vested in equal installments over four years, but was not eligible for vesting unless the Company’s 2008 net income met or exceeded its net income in 2007. Because the Company did not achieve this net income result, the performance-based half of Ms. Klocke’s awards will not vest. Although the terms of Mr. Seay’s 2008 awards were similar to those described in this paragraph, Mr. Seay forfeited these awards upon termination of his employment in 2008.

One hundred percent of Ms. Clark’s 2008 restricted stock award was performance-based and would have vested in equal installments over four years if the Company achieved certain 2008 net income results. In order to meet the threshold payout, the Company’s 2008 net income had to meet or exceed 2007 next income. At least a portion of the shares would have been forfeited if the Company’s 2008 net income did not increase 36% over 2007. Because the Company did not achieve the threshold net income result, none of Ms. Clark’s 2008 long-term incentive award will vest. The payout of Ms. Clark’s restricted stock award would have been as follows:

Net Income Achievement Level	Percentage of Restricted Stock Award Payout
Threshold	20%
Target	100%

The calculation of Ms. Clark’s restricted stock award payout would have been interpolated to reflect the Company’s net income results which fall within any of the defined achievement levels set forth above, in accordance with terms similar to the methodology set forth in the 2008 Bonus Plan, in the sole discretion of the Committee. The Committee made 100% of Ms. Clark’s restricted stock award performance-based and set the net income achievement levels applicable to Ms. Clark’s award higher than those applicable to the awards for Mr. Seay and Ms. Klocke in order to further align her interests with those of the stockholders, consistent with the Company’s compensation philosophy.

When Mr. Fencl was hired during 2008, the value of his long-term incentive compensation was determined utilizing market benchmark data and was issued in the form of restricted stock that vests pro-rata over four years based on the closing sales price of the Company’s common stock on his date of hire, July 1, 2008.

Pursuant to the terms of the Amended and Restated 2004 Stock Incentive Plan, the Committee may, in its sole discretion, provide for the following upon a change in control: (1) accelerated vesting of any outstanding award; (2) termination of an award in exchange for the payment of cash; and/or (3) issuance of substitute awards. The 2008 restricted stock grant agreements for the Named Executive Officers and other employees each contained a clause subjecting the grants to accelerated vesting upon a change in control. The Committee believes that this change in control protection is prevalent among other companies in the peer group, and the value of the stock grants as a retention tool would be diminished if this protection were not included in the grant terms.

Insider Trading Policy

The Build-A-Bear Workshop, Inc. Insider Trading Policy prohibits the Directors, Named Executive Officers and other employees from selling the Company’s securities “short”— that is, selling securities that are borrowed (and not owned) on the assumption that the Company’s share price will decrease. The Company’s insider trading policy also prohibits Directors, Named Executive Officers and other employees from buying or selling puts (i.e., options to sell), calls (i.e., options to purchase), future contracts, or other forms of derivative securities relating to the Company’s securities.

Policy for Adjustment or Recovery of Awards in the Event of Accounting Restatement

The 2008 Bonus Plan provided that in the event of a restatement impacting net income, the Company would recover from the Named Executive Officer the applicable amount which should not have been paid based on the restatement, plus interest.

Executive Stock Ownership Guidelines

On March 22, 2007, the Committee adopted Executive Stock Ownership guidelines for the Chief Executive Bear, Chief Operating Bear, and Chief Financial Bear. The guidelines require these executives to acquire and maintain a minimum level of stock ownership in Company stock described below.

Each of the above-referenced executives is required to own shares of the Company’s common stock having a value equal to the dollar amount of the applicable multiple of such executive’s annual base salary, as set forth in the table below.

Position	Multiple of Base Salary
Chief Executive Bear	Two times (2X)
Chief Operating Bear	One time (1X)
Chief Financial Bear	One time (1X)

The executives are required to comply with these guidelines no later than (1) 3 years following the effective date of the guidelines, or (2) with respect to an executive hired or promoted to such executive position following the effective date, 3 years following such hire date or promotion date. Once achieved, ownership of the guideline amount must be maintained for as long as the individual is subject to these Guidelines.

Retirement and Other Post-Termination Benefits

We have entered into employment agreements with our Named Executive Officers that provide for a continuation of certain post-employment benefits, to the extent permitted under the applicable employment benefit plan(s). Such benefits plans are the same for all employees (except for the long-term disability insurance which the Company pays 100% of the premiums for senior level employees, including the Named Executive Officers, as discussed below). The employment agreements for the Named Executive Officers provide for certain payments to be made to them if their employment is terminated under certain circumstances. See “Executive Employment and Severance Agreements” for a discussion of such terms of our Named Executive Officers’ employment agreements.

Change in Control Severance Policy

We do not currently maintain any change in control severance plans or severance policies. Therefore, none of our Named Executive Officers will receive any severance payments solely as a result of a change in control of the Company.

Other Benefits

The Company seeks to maintain an open and inclusive culture in its facilities and operations among executives and other Company employees. Thus, the Company does not provide executives with reserved parking spaces or separate dining or other facilities, nor does the Company have programs for providing personal-benefit perquisites to executives, such as permanent lodging or defraying the cost of personal entertainment or family travel. With the exception of disability insurance (as noted below), the Company’s health care and other insurance programs are the same for all eligible employees, including the Named Executive Officers.

Insurance

All Company employees, including the Named Executive Officers, are eligible to participate in medical, dental, vision, long- and short-term disability and life insurance plans. The terms of such benefits for the Company’s Named Executive Officers are the same as those for all Company employees, except that with respect to long-term disability insurance, the Company pays 100% of the premium for senior level employees, including the Named Executive Officers.

401(k)

The Company sponsors the Build-A-Bear Workshop, Inc. Employee Savings Trust, which is a qualified retirement plan with a 401(k) feature. Participants are provided the opportunity to make salary reduction contributions to the plan on a pre-tax basis. The Company has the ability to make discretionary matching contributions and discretionary profit sharing contributions to such plan. Currently, the Company’s practice is to match 15% of the participants’ contributions, up to an aggregate maximum of 6% of each participant’s salary divided between the 401(k) plan and 401(k) mirror plan. The Company matching contribution is not fully vested until the participant has been employed by the Company for five years.

401(k) Mirror Plan

The Company sponsors the Build-A-Bear Workshop, Inc. Non-Qualified Deferred Compensation Plan, a non-qualified plan which mirrors the substantive terms of the Build-A-Bear Workshop, Inc. Employee Savings Trust. The non-qualified plan permits certain highly compensated employees, including the Named Executive Officers, whose deferrals are otherwise limited to the qualified plan, to make additional pre-tax deferrals of compensation. The Company may make matching contributions to this non-qualified plan to replicate Company matching contributions that would have been made to the qualified plan, but for limitations in the Internal Revenue Code. In 2008, the Company matched 30% of the participants’ 2007 contributions of up to 6% of the participant’s salary, divided between the 401(k) plan and the 401(k) mirror plan. In 2009, the Company matched 15% of the participants’ 2008 contributions of up to 6% of the participant’s salary, divided between the 401(k) plan and the 401(k) mirror plan. The Company matching contribution is not fully vested until the participant has been employed by the Company for five years. Of the Named Executive Officers, only Ms. Klocke and Ms. Kroll participate in this plan.

Employee Stock Purchase Plan

During 2008, the Company’s employees and Named Executive Officers, except for the Chief Executive Bear, were eligible to participate in our tax-qualified employee stock purchase plan. This plan allows participants to buy Company common stock at 85% of market price with up to 15% of their salaries and incentives (subject to certain limits), with the objective of allowing employees to profit when the value of the Company increases over time. No Named Executive Officers participated in the employee stock purchase plan during 2008. In connection with its cost saving initiatives, the Company terminated this plan effective December 31, 2008.

Determination of 2008 Chief Executive Bear Compensation

Ms. Clark’s compensation is determined in accordance with the Committee’s compensation philosophy, and in view of her employment agreement which is described under “Executive Employment and Severance Agreements”. The Committee considers the Company’s overall performance, Ms. Clark’s individual performance, and CEO compensation in the peer group when determining Ms. Clark’s compensation. The Committee also examines the relative equity of the compensation of Ms. Clark in relation to the other executives of the Company.

In 2008, the Committee undertook a review of Ms. Clark’s base salary and determined not to increase her base salary.

The Chief Executive Bear’s base salary is below the median for peer group chief executive officers. Moreover, as compared to the peer group chief executive officers, a much greater percentage of Ms. Clark’s total compensation is “at risk”, in the form of potential bonus compensation subject to performance objectives.

Because the Company did not achieve its targets for fiscal 2008, Ms. Clark did not receive a cash bonus. Also due to the Company’s fiscal 2008 financial performance, Ms. Clark did not receive a base salary increase in 2009.

Ms. Clark remains the Company’s largest individual stockholder, and so the Committee believes her interests, short-term and long-term, are aligned with the interests of the stockholders. However, the Committee does not believe that Ms. Clark’s relatively large stock holdings should disqualify her from additional stock grants and the Committee believes that additional grants do serve as a valuable retention tool. Accordingly, in 2008 the Company awarded Ms. Clark 53,960 restricted shares pursuant to the long-term incentive program described above but because the Company’s 2008 net income did not reach the threshold for payout, all of these restricted shares were forfeited in March 2009.

In 2008, as in the past, when Ms. Clark chartered a plane for her business travel at her own expense, the Company reimbursed her the amount equal to the cost of a first class airline ticket only.

No other perquisites are provided to Ms. Clark.

Accordingly, the value of Ms. Clark’s target compensation in 2008 was significantly less than it was in 2007 because she did not receive a salary increase or bonus either year and her long-term incentive award was entirely performance-based in 2008 versus a time-based grant in 2007. Because the Company did not achieve the threshold performance level, Ms. Clark forfeited her entire 2008 long-term incentive compensation award.

Federal Income Tax and Accounting Considerations

Section 162(m)

The policy of the Committee is to establish and maintain a compensation program that maximizes long-term stockholder value. The Committee believes executive compensation programs should serve to achieve that objective, while also minimizing any effect of Section 162(m) of the Internal Revenue Code. Generally, Section 162(m) provides for an annual $1 million limitation on the deduction an employer may claim for compensation of executive officers unless it is performance-based. The stock options and restricted stock grants issued to senior executives and managers as part of the Company’s long-term incentive program qualify as performance-based compensation as defined in Section 162(m) because the Company’s Amended and Restated 2004 Stock Incentive Plan, approved by stockholders, complies with the provisions of Section 162(m). The 2008 Bonus Plan of the Company providing cash bonuses to executives pursuant to the Amended and Restated 2004 Stock Incentive Plan is performance-based and has previously been approved by our stockholders. Accordingly, payments under such incentive plans will not be included in applying the $1 million limitation. To maintain flexibility in compensating executive officers in a manner designed to promote varying corporate goals, the Committee has adopted a policy that all compensation will not necessarily be deductible for income tax purposes.

Accounting Considerations

The Committee has taken certain accounting rules and consequences into consideration when determining the type of equity awards that executive officers should receive as part of the Company’s long-term incentive plan component of compensation packages. The vesting of restricted stock grants made to the Company’s executive officers and employees and the associated FAS 123(R) expense recognition is tied to the passage of time rather than conditioned upon fulfillment of certain performance targets, except for Ms. Clark’s 2008 restricted stock grant and 50% of the restricted shares granted to Ms. Klocke and Mr. Seay in 2008 which are tied to both the fulfillment of performance targets and the passage of time.

2009 Compensation

On March 17, 2009, the Committee met to determine and recommend to the Board of Directors the 2009 compensation packages for the Named Executive Officers and other Company employees, and approved these packages, as discussed below.

The Company does not currently expect to make any material changes to its compensation policies and programs during 2009 except as noted below.

Modifications to Peer Group

The following companies were eliminated from the Company’s peer group for 2009 because they were either acquired or filed bankruptcy: Sharper Image Corp., Stride Rite Corp., United Retail Group, Inc. and Wilson’s The Leather Experts Inc. The Company still competes with much larger companies for executive talent, but the Committee believes that the 2009 peer group is more appropriate in most instances for benchmarking purposes.

2009 Salary Increases

As in 2008, the Committee considered salary increases for the Named Executive Officers based on merit and market adjustments. As part of the Company’s cost saving initiatives, however, no senior managers, including Named Executive Officers, received any salary increases for 2009.

2009 Bonus Plan

On March 17, 2009, the Committee established the 2009 performance objectives for the range of bonuses that may be paid to the Company’s Named Executive Officers and the target bonus awards expressed as a percentage of eligible base salary. The 2009 Base Bonus Calculation for each Named Executive Officer will be determined by multiplying the Base Bonus Payout by the officer’s eligible base salary, as defined above, according to the following schedule:

Position	Base Bonus Payout
Maxine Clark, Chief Executive Bear	125%
Tina Klocke, Chief Operations and Financial Bear	55%
Teresa Kroll, Chief Marketing Bear	35%
Eric Fencl, Chief Bearrister, General Counsel and International Franchising	35%

Despite the difficult economic conditions, the Committee is unwilling to lower performance target net income in 2009 below actual net income achieved by the Company in 2008. Accordingly, the 2009 Bonus Plan provides for mandatory bonus payouts only if the Company’s 2009 net income (after providing for any bonus expense) exceeds 2008 net income. In the event the Company meets, but does not exceed 2008 net income, the Committee may in its discretion pay up to 100% of the Base Bonus

Payout. If the Company’s 2009 net income is less than 2008 net income, the Committee may in its discretion pay up to no more than 25% of the Base Bonus Payout. The Committee believes that determining the annual bonus component of total compensation based on net income growth while retaining discretion to pay bonuses should net income not increase in 2009 is an appropriate design to align management with stockholder interests, and it establishes the net income goals at levels that the Committee believes will not encourage the Named Executive Officers to take undue risk. The cash bonus, if any, to be paid to each respective Named Executive Officer will be calculated by multiplying the applicable Base Bonus Payout times the Percentage of Base Bonus Calculation below, based on the Company’s net income for the 2009 fiscal year:

Net Income Achievement Level	Percentage of Base Bonus Calculation
Threshold	No more than 25%
Target	No more than 100%
Maximum	200%

Under the 2009 Bonus Plan, net income results falling between the target and maximum achievement levels will be interpolated in accordance with the methodology set forth in the 2009 Bonus Plan, in the sole discretion of the Committee.

2009 Long-Term Incentive Awards

On March 17, 2009, the Company’s Board of Directors approved 2009 long-term incentive awards to certain of the Named Executive Officers under the Amended and Restated 2004 Stock Incentive Plan. As discussed above, the target value of long-term incentive awards is determined by the Committee based on (1) benchmarking data for equity grant levels to similarly-situated executives in our peer group companies; (2) grant levels required to bring the executives’ total compensation at or near the median of total compensation of similar executives in the compensation peer group; and (3) grant levels required to retain key individual employee contributors. The Committee utilized market benchmarking data to determine the median long-term incentive compensation levels for similar executives in the comparison and discounted that amount by 66% in recognition of the decline of the Company’s stock price. The resulting value was then awarded 50% in restricted stock and 50% in stock options. The restricted stock and stock options vest at the rate of 25% per year over four years from the date of grant, beginning on the first anniversary of the date of grant. As discussed above, the Committee made these awards because it believes that long-term equity incentive awards properly align executive compensation with stockholder interests, recognize business performance, and help the Company retain and incentivize the Named Executive Officers.

Position	Number of Shares of Restricted Stock Awarded	Number of Shares Subject to Options
Maxine Clark, Chief Executive Bear	54,608	105,016
Tina Klocke, Chief Operations and Financial Bear	19,088	36,708
Eric Fencl, Chief Bearrister, General Counsel and International Franchising	10,188	19,596
Teresa Kroll, Chief Marketing Bear	7,424	14,280

The number of shares of restricted stock awarded was derived by dividing 50% the officer’s target value by the closing sales price of the Company’s common stock on March 17, 2009 and the number of shares subject to options was determined by dividing 50% the officer’s target value by the Black-Scholes value of each option share.

Like many companies, our fiscal 2008 performance was below what we expected at the beginning of the year due to difficult economic conditions. As a result, no Named Executive Officer or any other key employee received a bonus for 2008 or a salary increase for 2009 and the Committee reduced the value of 2009 long-term incentive compensation grants. The Chief Executive Bear has not received a salary increase in three years and no Named Executive Officer has received a bonus for the past three years. The Company’s stock price is below the strike price of most of the options granted in prior years and individuals have not realized the value from previous grants of restricted stock that was anticipated at the time it was awarded. Despite the anticipated adverse economic environment in the foreseeable future, the Committee believes that the Company has the right management team to position the Company for future success.

In order to incentivize and motivate the people who will be responsible for leading the Company to renewed success, on March 17, 2009 the Committee awarded time-based restricted stock to the Named Executive Officers and other key employees, subject to stockholder approval of the Second Amended and Restated 2004 Stock Incentive Plan. Awarding restricted stock which will not vest until three years following the grant date aligns the interests of key management with increasing stockholder value over that period. The individuals must continue to meet the Company’s expectations and be employed on the vesting date in 2012 in order for the shares to vest.

Position	Number of Shares of Restricted Stock Awarded, subject to stockholder approval
Maxine Clark, Chief Executive Bear	122,309
Tina Klocke, Chief Operations and Financial Bear	44,031
Eric Fencl, Chief Bearrister, General Counsel and International Franchising	24,462
Teresa Kroll, Chief Marketing Bear	14,677

COMPENSATION COMMITTEE REPORT

The Company’s Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management and, based on such review and discussions, the Compensation Committee recommended to the Company’s Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

Submitted by the Compensation Committee of the Board of Directors:

Coleman Peterson, Chairman

Mary Lou Fiala

James M. Gould

William Reisler

Katherine Savitt

The Compensation Committee Report and the Report of the Audit Committee below will not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement or portions thereof into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and will not otherwise be deemed filed under such Acts.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During 2008 the Compensation Committee was comprised of Coleman Peterson (Chair), Mary Lou Fiala, James M. Gould and William Reisler, none of whom are employees or current or former officers of the Company, nor had any relationship with the Company required to be disclosed as transactions with related persons pursuant to Item 404(a) of Regulation S-K. No executive of the Company served on the compensation committee or board of any company that employed any member of the Company’s Compensation Committee or Board of Directors.

SUMMARY COMPENSATION TABLE

The following table sets forth information concerning the annual and long-term compensation for all services rendered in all capacities to the Company for the fiscal years ended January 3, 2009, December 29, 2007 and December 30, 2006. The Company cautions that the amounts reported in the Stock Awards column may not represent the amounts that the Named Executive Officers will actually realize from the awards. Whether, and to what extent, a Named Executive Officer realizes value will depend on the Company’s stock price when restricted stock vests and continued employment.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	All Other Compensation ($)(2)	Total ($)
Maxine Clark	2008	$600,000	$—	$571,364	$3,469	$1,174,833
Chief Executive Bear	2007	600,000	—	567,860	4,583	1,172,443
	2006	556,731	—	403,748	4,662	965,141

Scott Seay(3)	2008	330,288	—	45,197	1,209	376,694
Former President & Chief Operating Bear	2007	368,324	—	189,297	2,610	560,231
	2006	323,270	—	68,803	2,772	394,845

Tina Klocke	2008	283,077	—	130,814	3,966	417,857
Chief Financial Bear, Treasurer & Secretary	2007	270,192	—	180,018	6,124	456,334
	2006	245,192	—	101,124	4,950	351,266

Teresa Kroll	2008	248,400	—	92,372	3,631	344,403
Chief Marketing Bear	2007	246,785	—	91,631	5,702	344,118
	2006	235,192	—	64,112	4,662	303,966

Eric Fencl(4)	2008	126,923	—	14,999	585	142,507
Chief Bearrister — General Counsel

(1)	The amounts appearing in the Stock Awards column represent the FAS 123(R) expense of restricted stock awards granted in fiscal 2005, fiscal 2006, fiscal 2007 and fiscal 2008. No restricted stock awards were granted to Named Executive Officers in fiscal 2004 or fiscal 2003. The recipients have the right to vote and receive dividends as to all unvested shares of restricted stock. The restricted stock grants in March 2005, March 2006, March 2007 and March 2008 vest at the rate of 25% per year over four years from the date of grant, beginning on the first anniversary of the date of grant. The expense is calculated based on the Company’s stock price on the grant date. See Note 13 to the Company’s Consolidated Financial Statements filed as part of our Annual Report on Form 10-K for the year ended January 3, 2009 for a discussion of the assumptions used in the valuation of awards.

(2)	“All Other Compensation” includes the Company’s contribution to 401(k) plans, contributions to non-qualified deferred compensation plan, payment by the Company of long term disability, and life insurance premiums for the benefit of the Named Executive Officers. For fiscal 2008, Company contributions to our 401(k) plan were as follows: Maxine Clark — $1,693; Tina Klocke — $1,451; and Teresa Kroll — $1,327. For fiscal 2008, Company contributions to our non-qualified deferred compensation plan were as follows: Tina Klocke — $1,097 and Teresa Kroll — $910. For fiscal 2008, Company-paid premiums for long-term disability insurance were as follows: Maxine Clark — $1,260; Scott Seay — $1,050; Tina Klocke — $1,238; Teresa Kroll — $1,118; and Eric Fencl — $495. For fiscal 2008, Company-paid premiums for life insurance were as follows: Maxine Clark — $516; Scott Seay — $159; Tina Klocke — $180; Teresa Kroll — $276; and Eric Fencl — $90.

(3)	Mr. Seay’s employment as President and Chief Operating Officer Bear was terminated effective October 31, 2008. Under the terms of the applicable stock and option grant agreements between Mr. Seay and the Company, all restricted stock and option awards were forfeited upon his termination. A total of 50,376 shares of restricted stock and 13,407 vested option awards were forfeited.

(4)	Mr. Fencl’s employment with the Company commenced July 1, 2008.

2008 GRANTS OF PLAN-BASED AWARDS

The following table sets forth certain information with respect to plan-based awards granted to each of our Named Executive Officers during the fiscal year ended January 3, 2009. All of the shares granted to Ms. Clark and half of the shares granted to Mr. Seay and Ms. Klocke were subject to performance conditions which were not met during 2008 and, therefore, such shares were forfeited in March 2009.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards
Name	Grant Date		Threshold ($)(1)	Target ($)(1)	Maximum ($)(1)	Threshold (#)(2)	Target (#)(2)	Maximum (#)(2)
Maxine Clark			$150,000	$750,000	$1,500,000	—	—	—
	3/20/08	(3)	—	—	—	10,792	53,960	53,960

Scott Seay			—	—	—	—	—	—
	3/20/08	(3)	—	—	—	—	14,594	—
	3/20/08	(4)				—	14,594	—

Tina Klocke			25,477	127,385	254,769	—	—	—
	3/20/08	(3)				—	8,484	—
	3/20/08	(4)	—	—	—	—	8,484	—
Teresa Kroll			17,388	86,940	173,880	—	—	—

Eric Fencl			8,885	44,423	88,846	—	—	—
	7/1/08	(4)	—	—	—	—	16,460	—

(1)	As noted in the “Compensation Discussion and Analysis”, the minimum 2008 net income level for any bonus payout under the 2008 Bonus Plan was not achieved. Consequently, none of the Named Executive Officers received a cash bonus for 2008. This chart reflects the threshold, target and maximum bonus amounts payable under the 2008 Bonus Plan performance year if pre-established financial targets would have been met. The amounts listed above were calculated based on the threshold, target, and maximum percentages as a percentage of the executive’s base salary paid in 2008. Because Mr. Seay’s employment was terminated by the Company during 2008, he was not eligible to receive a bonus for 2008 even if the Company had achieved the minimum 2008 net income level.

(2)	These grants were made pursuant to the Amended and Restated 2004 Stock Incentive Plan.

(3)	These restricted stock awards were performance-based and would have vested in equal installments over four years if the Company had achieved certain 2008 net income results as discussed in the “Compensation Discussion and Analysis”. Because the Company did not achieve the threshold net income target for fiscal 2008, all of these shares were forfeited in March 2009. Prior to forfeiture of the shares, Mses. Clark and Klocke and Mr. Seay had the right to vote and receive dividends as to all unvested shares of stock. The fair market value of the restricted stock on the date of grant was $8.84 per share.

(4)	These restricted stock awards are subject to time-based vesting only and will vest in equal installments over four years. Because Mr. Seay’s employment was terminated during 2008, none of his time-based shares vested. Executives have the right to vote and receive dividends as to all unvested shares of stock. The fair market value of the restricted stock on the date of grant to Ms. Klocke and Mr. Seay was $8.84 per share and to Mr. Fencl was $7.29 per share.

OUTSTANDING EQUITY AWARDS AT 2008 FISCAL YEAR-END

The following table discloses information regarding outstanding awards under the Company’s Amended and Restated 2004 Stock Incentive Plan, as amended, as of the fiscal year end of January 3, 2009.

	Option Awards			Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)
Maxine Clark	45,000	$6.10	9/13/2011
	36,234	8.78	3/16/2014
	35,000	34.65	3/8/2015
				49,751	$231,840	10,792	$50,291

Scott Seay(4)	—	—	—	—	—	—	—

Tina Klocke	26,000	0.47	4/3/2010
	11,000	6.04	2/28/2011
	15,000	6.10	9/13/2011
	25,000	9.10	4/24/2013
	25,000	8.78	3/16/2014
	6,500	34.65	3/8/2015
				19,421	90,502	8,484	39,535

Teresa Kroll	10,000	8.78	3/16/2014
	6,500	34.65	3/8/2015
				8,312	38,734	—	—

Eric Fencl	—	—	—	16,460	76,704	—	—

(1)	The amounts appearing in this column represent the total number of time-based restricted shares that have not vested as of January 3, 2009. Restricted stock granted on March 8, 2005 vests at the rate of 25% per year over four years from the date of grant beginning on the first anniversary of the grant date. The number of shares of unvested restricted stock held under the March 2005 award by each of our Named Executive Officers at January 3, 2009 are as follows: Maxine Clark — 4,375; Tina Klocke — 812; and Teresa Kroll — 812. Restricted stock granted on March 23, 2006 vests at the rate of 25% per year over four years from the date of grant beginning on the first anniversary of the grant date. The amount of unvested restricted stock held under the March 2006 award by each of our Named Executive Officers at January 3, 2009 are as follows: Maxine Clark — 21,376; Tina Klocke — 3,000; and Teresa Kroll — 3,000. Restricted stock granted on March 22, 2007 vests at the rate of 25% per year over four years from the date of grant beginning on the first anniversary of the grant date. The amount of unvested restricted stock held under the March 2007 award by each of our Named Executive Officers at January 3, 2009 are as follows: Maxine Clark — 24,000; Tina Klocke — 7,125; and Teresa Kroll — 4,500. Restricted stock granted on March 20, 2008 vests at the rate of 25% per year over four years from the date of grant beginning on the first anniversary of the grant date. The amount of unvested restricted stock held under the March 2008 award by each of our Named Executive Officers at January 3, 2009 are as follows: Tina Klocke — 8,484. Restricted stock granted to Mr. Fencl on July 1, 2008 vests at the rate of 25% per year over four years from the date of grant beginning on the first anniversary of the grant date.

(2)	The amounts appearing in this column represent the aggregate market value of time-based restricted shares that have not vested as of January 3, 2009 and are based on the closing price of $4.66 for the shares of common stock on January 2, 2009.

(3)	The amounts reflect the number and payout value of unearned performance-based restricted shares based on assumed achievement of threshold performance goals. The payout value is based on the closing price of $4.66 for the shares of common stock on January 2, 2009. However, because the Company did not achieve the threshold net income target for fiscal 2008, all of these shares were forfeited in March 2009.

(4)	All of Mr. Seay’s outstanding equity awards were forfeited in 2008 in connection with the termination of his employment.

2008 OPTION EXERCISES AND STOCK VESTED

The following table provides information regarding stock options that were exercised by our Named Executive Officers and restricted stock that vested during the fiscal year end of January 3, 2009.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Maxine Clark	—	$-0-	23,063	$226,333
Scott Seay	—	-0-	8,187	81,588
Tina Klocke	—	-0-	4,687	45,890
Teresa Kroll	—	-0-	3,812	37,533
Eric Fencl	—	-0-	—	-0-

NON-QUALIFIED DEFERRED COMPENSATION

The following table provides information regarding our Named Executive Officers’ non-qualified deferred compensation during the fiscal year end of January 3, 2009.

Name	Executive Contributions in Last FY($)	Registrant Contributions in Last FY($)(1)	Aggregate Earnings in Last FY($)(1)	Aggregate Balance at Last FYE($)(2)
Maxine Clark	—	—	—	—
Scott Seay	—	—	—	—
Tina Klocke(3)	$16,984	$1,893	$(10,254)	$26,017
Teresa Kroll(3)	49,680	1,489	(28,902)	70,898
Eric Fencl	—	—	—	—

(1)	Registrant Contributions and Aggregate Earnings during the last fiscal year are reported as compensation in the Summary Compensation Table included in this proxy statement.

(2)	Includes amounts reported as compensation to the Named Executive Officer in the Company’s Summary Compensation Table for previous years in the amount of $2,181 for Ms. Klocke and $1,489 for Ms. Kroll.

(3)	Tina Klocke and Teresa Kroll were the only executive officers to participate in the Non-Qualified Deferred Compensation Plan during 2008. Contributions to the plan by Ms. Kroll and Ms. Klocke were made in December 2008 and had no earnings by the end of fiscal 2008. In March of each year, contributions to the plan are matched by the Company. Amounts shown for Registrant Contributions were made in March 2008 as the Company’s matching contribution for 2007 contributions, which was 30% up to the maximum of 6% of contributions made to the plan combined with the contributions made to the Company’s qualified 401(k) plan. The Company matching contribution is not fully vested until the participant has been employed by the Company for five years.

A description of the Company’s Non-Qualified Deferred Compensation Plan is included in the “Compensation Discussion and Analysis.”

EXECUTIVE EMPLOYMENT AND SEVERANCE AGREEMENTS

The Company currently has employment agreements with Maxine Clark, our Chief Executive Bear; Tina Klocke, our Chief Operations and Financial Bear, Treasurer and Secretary; Teresa Kroll, our Chief Marketing Bear; Eric Fencl, our Chief Bearrister, General Counsel and International Franchising; and certain other executives. The Company also had an employment agreement with Scott Seay, our former President and Chief Operating Bear, prior to the termination of his employment in October 2008. The material terms of the agreements, as amended, are described below.

Ms. Clark’s agreement has an initial term of five years from May 1, 2004 and renews from year-to-year thereafter. The agreement may be terminated by the Company prior to the end of the term upon death, disability, for cause (as defined in the agreement) or, following the initial term, without cause. Ms. Clark may terminate the agreement if the Company materially breaches the agreement and fails to cure such breach within 30 days after notice. If Ms. Clark terminates her employment for good reason (as defined in the agreement), or if the Company terminates her employment without cause after the initial term, the Company is obligated to continue her base salary for a period of 24 months after her termination, such payments to be reduced by any amount received from a subsequent employer during such period. For 24 months, the Company will also pay towards the premium for any continuation or conversion of welfare benefit insurance coverage an amount equal to the amount it was paying for Ms. Clark’s coverage under the Company’s welfare benefit plans as of the termination date. In the event that during the initial term the Company terminates Ms. Clark without cause in violation of the terms of the agreement, Ms. Clark will be entitled to damages in an amount not less than the sum of (i) the amount of base salary Ms. Clark would have been paid during the remainder of the initial term, and (ii) an amount equal to the bonus Ms. Clark would have earned during the initial term (but in no event less than the average bonus paid to Ms. Clark during the two fiscal years immediately preceding such termination).

As compensation for her services, Ms. Clark will receive an annual base salary of not less than $375,000, which will be reviewed annually and be commensurate with similarly-situated executives in similarly-situated firms. Effective March 2006, Ms. Clark’s annual base salary was increased to $600,000 following such review. If Ms. Clark’s performance targets are achieved, her salary must be increased annually by no less than the average percentage increase given to all of our other executive employees for such fiscal year. If the Company exceeds certain performance objectives, Ms. Clark will receive an annual bonus of not less than 125% of her annual salary for the fiscal year as determined by the Compensation Committee. The agreement provides that Ms. Clark will be the highest paid executive with the Company over the course of her employment. Any bonus payable to Ms. Clark will be payable in cash, stock, stock options or a combination thereof. Ms. Clark will also be entitled to receive an automobile allowance and such other perquisites and benefits as we may award her from time to time. (Ms. Clark does not currently receive such car allowance or other perquisites, except as otherwise noted in this proxy statement). The agreement also requires the Company to maintain life insurance on Ms. Clark in the amount of $2 million, under which the Company is the beneficiary.

Prior to the termination of Mr. Seay’s employment in October 2008, his agreement had an initial term of three years from March 7, 2004 and renewed from year-to-year thereafter. The agreement could be terminated by the Company prior to the end of the term upon Mr. Seay’s death, upon 30 days’ prior written notice for disability, for cause (as defined in the agreement), or without cause. Mr. Seay could terminate the agreement in the event the Company materially breached the agreement, provided the Company did not cure the breach after notice. If the Company had terminated Mr. Seay’s employment without cause or Mr. Seay had terminated his employment for good reason, we would have been obligated to continue his salary for a period of 12 months after termination, such payments to have been reduced by any amounts received from a subsequent employer during such period. The agreement specified a base salary of not less than $370,000 annually, provided that the base salary would not be subject to decrease at any time during the employment period and would be subject to annual increases of not less than the average percentage increase given to all other executives if Mr. Seay’s performance targets were achieved. In addition, Mr. Seay would have been entitled to an annual bonus of not less than 50% of his base salary for any fiscal year if we met certain financial targets. Because the Company terminated Mr. Seay’s employment for cause, he was not entitled to receive severance.

Ms. Klocke’s agreement has an initial term of three years from March 7, 2004 and renews from year-to-year thereafter. The agreement may be terminated by the Company prior to the end of the term upon death, disability, for cause (as defined in the agreement), or without cause. Ms. Klocke may terminate the agreement in the event the Company materially breaches the agreement or the Company relocates Ms. Klocke to a location more than 100 miles from St. Louis and fails to cure such breach after notice. If we terminate Ms. Klocke’s employment without cause or if Ms. Klocke terminates her employment for good reason (as defined in the agreement), we are obligated to continue her base salary for a period of 12 months after her termination, such payments to be reduced by any amounts received from a subsequent employer during such period. As compensation for her services, Ms. Klocke will receive an annual base salary at a rate not less than $190,000 which rate will be reviewed annually and be commensurate with similarly-situated executives in similarly-situated firms. If Ms. Klocke’s performance targets are achieved, her salary must be increased annually by no less than the average percentage increase given to all of our other executive employees during that fiscal year. If the Company exceeds certain performance objectives determined annually by our Board of Directors, Ms. Klocke will receive an annual bonus of not less than 35% of her annual base salary, payable in either cash, stock, stock options or a combination thereof.

Ms. Kroll’s agreement has a term of one year from September 10, 2001 and renews from year-to-year thereafter. The agreement may be terminated by the Company prior to the end of the term upon death, disability, for cause (as defined in the agreement), or without cause. Ms. Kroll may terminate the agreement in the event the Company materially breaches the agreement and fails to cure such breach within 30 days after notice. If we terminate Ms. Kroll’s employment without cause or if Ms. Kroll terminates her employment for good reason (as defined in the agreement), we are obligated to continue her base salary for a period of 12 months after her termination, such payments to be reduced by any amounts received from a subsequent employer during such period. As compensation for her services, Ms. Kroll will receive an annual base salary at a rate not less than $185,000, which rate will be reviewed annually by the Compensation Committee and will be commensurate with similarly-situated executives with firms similarly-situated to us. If Ms. Kroll meets her performance targets, Ms. Kroll’s salary must be increased annually by no less than the average percentage increase given to all other executive employees for such fiscal year. If the Company exceeds certain performance objectives determined annually by our Board of Directors, Ms. Kroll will receive an annual bonus of not less than 35% of her annual salary, payable in cash, stock, stock options or a combination thereof. Under the agreement, we also paid Ms. Kroll a $10,000 signing bonus.

Mr. Fencl’s agreement has an initial term of three years from July 1, 2008 and renews from year-to-year thereafter. The agreement may be terminated by the Company prior to the end of the term upon death, disability, for cause (as defined in the agreement), or without cause. Mr. Fencl may terminate the agreement in the event the Company materially breaches the agreement and fails to cure such breach after notice or the Company issues a notice of non-renewal which results in the expiration of the agreement. If we terminate Mr. Fencl’s employment without cause or if Mr. Fencl terminates his employment for good reason (as defined in the agreement), we are obligated to continue his base salary for a period of 12 months after his termination, such payments to be reduced by any amounts received from a subsequent employer during such period. For the period that welfare benefits are continued under COBRA, the Company will continue to pay the Company’s portion of the medical plan premium. As compensation for his services, Mr. Fencl will receive an annual base salary at a rate not less than $264,000 which rate will be reviewed annually and be commensurate with similarly-situated executives in similarly-situated firms. If Mr. Fencl’s performance targets are achieved, his salary must be increased annually by no less than the average percentage increase given to all of our other executive employees during that fiscal year. If the Company exceeds certain performance objectives determined annually by our Board of Directors, Mr. Fencl will receive an annual bonus of not less than 35% of his annual base salary, payable in either cash, stock, stock options or a combination thereof.

The employment agreements for Ms. Clark, Mr. Seay, Ms. Klocke, Ms. Kroll and Mr. Fencl provide that:

•

for the term of the agreement and for three years thereafter (except for Ms. Clark’s agreement, which prohibits such conduct for two years after the term of the agreement, and Mr. Fencl’s agreement, which prohibits such conduct for one year after the term of the agreement), the employee may not become employed by or interested directly or indirectly in or associated with our competitors who are located within the United States or within any country where we have established a retail presence; and

•

in the event of the employee’s termination due to death, disability, or our breach as provided in the agreement, the executive or his or her beneficiaries or estate, will still be entitled to a bonus for such year prorated based on the number of full weeks the employee was employed during the year.

Potential Payments Upon Termination or Change-In-Control

Our Named Executive Officers are eligible to receive certain benefits in the event of termination of such officer’s employment, including following a change-in-control. The following table presents potential payments to each of our Named Executive Officers as if the officer’s employment had been terminated as of January 3, 2009, the last day of fiscal 2008, except with respect to Mr. Seay. Mr. Seay did not receive any severance when his employment terminated October 31, 2008. The termination benefits provided to our Named Executive Officers upon their voluntary termination of employment or retirement do not discriminate in scope, terms or operation in favor of our executive officers compared to the benefits offered to all salaried employees, so those benefits are not included in the table below. The amounts presented in the table are in addition to amounts each Named Executive Officer earned or accrued prior to termination, such as the officer’s balances in our non-qualified deferred compensation plan, previously vested options and restricted stock, and accrued vacation. For information about these previously earned and accrued amounts, see the “Outstanding Equity Awards at 2008 Fiscal Year-End”, “2008 Option Exercises and Stock Vested” and “Non-Qualified Deferred Compensation” tables located elsewhere in this proxy statement.

Name/Circumstance	Salary Continuation(1)	Bonus		Equity With Accelerated Vesting	Continued Perquisites and Benefits(2)	Total
Maxine Clark
Death	—	$0	(3)	$483,293	—	$483,293
Disability	—	0	(3)	—	—	0
Severance Termination(4)	$1,200,000	0	(3)	—	$10,717	1,210,717
Termination for Cause	—	—		—	—	—
Involuntary Termination if Change-in Control	1,200,000	0	(3)	483,293	$10,717	1,694,010
Change-in-Control (no termination)	—	—		483,293	—	483,293
Tina Klocke
Death	—	0	(3)	130,037	—	130,037
Disability	—	0	(3)	—	—	0
Severance Termination(4)	285,000	0	(3)	—	0	285,000
Termination for Cause	—	—		—	—	—
Involuntary Termination if Change-in Control	285,000	0	(3)	130,037	0	415,037
Change-in-Control (no termination)	—	—		130,037	—	130,037
Teresa Kroll
Death	—	0	(3)	38,734	—	38,734
Disability	—	0	(3)	—	—	0
Severance Termination(4)	248,000	0	(3)	—	0	248,000
Termination for Cause	—	—		—	—	—
Involuntary Termination if Change-in Control	248,000	0	(3)	38,734	0	283,734
Change-in-Control (no termination)	—	—		38,734	—	38,734
Eric Fencl
Death	—	0	(3)	76,704	—	76,704
Disability	—	0	(3)	—	—	0
Severance Termination(4)	264,000	0	(3)	—	0	264,000
Termination for Cause	—	—		—	—	—
Involuntary Termination if Change-in Control	264,000	0	(3)	76,704	0	340,704
Change-in-Control (no termination)	—	—		76,704	—	76,704

(1)	Severance Pay is salary continuation of base salary for 24 months for Ms. Clark and 12 months for Mses. Klocke and Kroll and Mr. Fencl, in each case reduced by the amount of any cash compensation from a subsequent employer during such period.

(2)	In the event of involuntary termination, for 24 months, the Company will also pay towards the premium for any continuation or conversion of welfare benefit insurance coverage an amount equal to the amount it was paying for Ms. Clark’s coverage under the Company’s welfare benefit plans as of the termination date. In the event of an involuntary termination, Mses. Klocke’s and Kroll’s employment agreements require the Company to continue the Company’s welfare benefits for 12 months to the extent permitted by the Company’s welfare benefit plans. However, the amount shown above is zero because such plans currently do not permit the Company to continue to provide such benefits following termination of employment. For the period that welfare benefits are continued under COBRA, the Company will continue to pay the Company’s portion of Mr. Fencl’s medical plan premium. However, as of January 3, 2009, Mr. Fencl was not a participant in the Company’s medical plan.

(3)	Entitled to pro-rated bonus based on the number of full calendar weeks during the applicable fiscal year during which the executive was employed. However, because no bonus was payable for fiscal 2008, no pro-rated bonus would have been paid.

(4)	Severance Termination would occur if the Company terminated the executive without cause or the executive terminated his or her employment for good reason (as each is defined in the applicable employment agreement).

PROPOSAL II. APPROVAL OF THE BUILD-A-BEAR WORKSHOP, INC. SECOND AMENDED AND RESTATED 2004 STOCK INCENTIVE PLAN

BACKGROUND

On March 17, 2009, the Board of Directors adopted, subject to stockholder approval, certain amendments to the Build-A-Bear Workshop, Inc. Amended and Restated 2004 Stock Incentive Plan restated in the Second Amended and Restated 2004 Stock Incentive Plan (the “Amended Incentive Plan”). If adopted by our stockholders, the Amended Incentive Plan amendments would, among other things:

•

Provide that the number of shares authorized for issuance under the Amended Incentive Plan as of January 3, 2009 is 3,230,000, subject to adjustments as described in the Amended Incentive Plan and below;

•	Expressly prohibit the use of shares tendered as payment of a purchase price or withheld to satisfy tax withholding obligations for reissuance under the Amended Incentive Plan;

•	Provide a formula for the share reserve ratio of awards under the Amended Incentive Plan, including an increased ratio for certain awards, as discussed below;

•	Expressly prohibit the repricing of awards under the Amended Incentive Plan without the approval of stockholders;

•

Revise a portion of the definition of “change in control” to state that a change in control occurs upon the occurrence of a reorganization, merger or consolidation rather than stockholder approval of such transactions; and

•	Expressly state that the purchase price of all options, including non-qualified and incentive stock options, shall be fair market value on the date of grant;

•	Limit the term of a stock appreciation right (“SAR”) to 10 years from the date of grant;

•

Provide that the Compensation Committee will administer and interpret the Amended Incentive Plan in a manner consistent with the intent to satisfy the requirements of Section 409A of the Internal Revenue Code (the “Code”) to avoid any adverse tax results thereunder to a holder of an award.

A copy of the Amended Incentive Plan is attached as Appendix A to this proxy statement. The following summary of the material terms of the Amended 2004 Incentive Plan is qualified in its entirety by reference to the full text of the Amended Incentive Plan. The closing price of our common stock as listed on the NYSE on March 17, 2009 was $5.11.

ADMINISTRATION

The Amended Incentive Plan is administered by the Committee. Subject to the express provisions of the Amended Incentive Plan, the Committee has the authority, in its discretion, to determine the individuals to whom, and the time or times at which, awards shall be granted and the number of shares, if applicable, to be subject to each award. In making such determinations, the Committee may take into account the nature of services rendered by the respective individuals, their present and potential contributions to the Company’s success and such other factors as the Committee, in its discretion, shall deem relevant.

Subject to the express provisions of the Amended Incentive Plan, the Committee also has the authority to interpret the Amended Incentive Plan, determine the terms and provisions of the respective award agreements and revise or amend such terms, and to make all other determinations necessary or advisable for the administration of the Amended Incentive Plan.

The Chief Executive Bear and Chief Operating Officer Bear have the authority, in their discretion, to also determine individuals, other than themselves or other executive officers, to whom, and the time or times at which, awards shall be granted and the number of shares, if applicable, subject to such award.

ELIGIBLE PARTICIPANTS

Any employee, director or consultant providing services to the Company or any of its affiliates, who is selected by the Compensation Committee or its delegate, is eligible to receive an award under the Amended Incentive Plan. As of March 17, 2009, approximately 6,000 employees, officers and Directors were eligible as a class to be selected by the Compensation Committee to receive awards under the Amended Incentive Plan.

SHARES AVAILABLE FOR AWARDS

As of January 3, 2009, 1,039,511 shares remained available for issuance under the Amended Incentive Plan. If the Amended Incentive Plan is approved by the Company’s stockholders, the maximum number of shares authorized for issuance under the Amended Incentive Plan as of January 3, 2009 (the “Share Reserve”) will be 3,230,000, plus shares of stock subject to outstanding awards made under the Amended Incentive Plan, the Build-A-Bear Workshop, Inc. 2000 Stock Option Plan, and the

Build-A-Bear Workshop, Inc. 2002 Stock Incentive Plan that may lapse, terminate, be forfeited, or otherwise expire. As of January 3, 2009, there were a total of 1,068,528 shares issued subject to outstanding awards made under such plans, consisting of 713,756 shares of restricted stock and options to purchase 354,772 shares. All of the options are currently exercisable.

Each share of stock awarded pursuant to an option shall reduce the Share Reserve by one share. Each share of stock subject to the exercised portion of a SAR (whether the distribution upon exercise is made in cash, shares, or a combination of the two) shall reduce the Share Reserve by one share. Each share of stock awarded pursuant to other stock-based awards shall reduce the Share Reserve by 1.27 shares.

Any shares of stock which are used by a participant as full or partial payment to the Company to satisfy a purchase price related to an award shall not again be available for the purposes of the Amended Incentive Plan. In addition, if any shares subject to an award are not delivered to a participant because the shares are used to satisfy an applicable tax withholding obligation, the withheld shares will not again be available for the purposes of the Amended Incentive Plan.

The maximum number of shares of stock subject to options and stock appreciation rights which may be granted during a calendar year to a participant is 300,000.

The Compensation Committee can adjust the number of shares and applicable exercise prices in the event of any changes in the outstanding stock by reason of dividends, stock splits, reverse stock splits, recapitalization, mergers, consolidations, share exchanges, the sale of assets, split-ups, combinations and other similar transactions.

TRANSFERABILITY OF AWARDS

An award granted under the Amended Incentive Plan is non-transferable and nonassignable, other than by will or the laws of descent or unless authorized by the Company pursuant to the terms set forth in the Amended Incentive Plan. An Incentive Stock Option is not transferable in any event.

If an offeror desires to purchase all of the outstanding shares of stock and if the owners of at least 50% of the outstanding shares desire to make such sale, a participant in the Amended Incentive Plan agrees to sell all of his or her shares to such offeror. If a participant terminates his or her employment for any reason, the participant must, upon the Compensation Committee’s request, sell his or her shares of stock to the Company at a price equal to the fair market value of such shares on the date of sale.

TYPES OF AWARDS AND TERMS AND CONDITIONS

The Amended Incentive Plan permits the granting of:

•	stock options (including both incentive and non-qualified stock options);

•	SARs;

•	restricted stock;

•	cash or stock; and

•	other stock-based awards.

Generally, the Compensation Committee may impose conditions and restrictions on the exercisability, transferability and prices on any award issued under the Amended Incentive Plan.

Options

Options may be incentive stock options or non-qualified stock options. The purchase price of the stock under each option shall not be less than 100% of the fair market value of the stock at the time the option is granted; provided that in the case of a participant who owns more than 10% of the Company’s stock, the purchase price of the stock under each incentive stock option shall not be less than 110% of the fair market value of the stock on the grant date. The term of each option shall not be more than 10 years from the date of grant, or for such shorter period as the Compensation Committee determines. In the case of a participant who owns more than 10% of the Company’s stock, the term of any incentive stock option shall not be more than five years from the grant date, or for such shorter period as determined by the Compensation Committee. Within such time periods, the options shall be exercisable at such times as the Compensation Committee approves. The Committee may, in its discretion, approve options to be exercised after a participant’s employment is terminated other than for cause or the participant’s death.

In addition to the terms described above applicable to all options, the following terms apply to awards of incentive stock options:

•	The maximum aggregate fair market value of stock with respect to which incentive stock options are exercisable for the first time by a participant during any calendar year shall not exceed $100,000;

•

A participant who disposes of stock acquired upon the exercise of an incentive stock option either (i) within two years after the date of grant or (ii) within one year after the transfer of shares to the participant must notify the Company of the disposition and the amount of money realized upon the disposition;

•	Unless otherwise approved by the Committee in its discretion, the holder of any incentive stock option must exercise the option before termination of his or her employment; and

•

If a participant dies while he or she is employed by the Company, any outstanding incentive stock options shall become fully vested and may be exercised by the participant’s representative at any time before the expiration date (subject to performance conditions, if applicable).

SARs

SARs may be granted in connection with or independent of an option granted under the Amended Incentive Plan. SARs granted in connection with an option will generally cover the same shares as the option and be subject to the same terms and conditions as the option. A SAR granted independent of an option shall have an exercise price of not less than 100% of the fair market value of the stock at the time the SAR is granted, and shall entitle the participant upon exercise to a payment from the Company in an amount equal to the excess of the fair market value on the exercise date of a share of stock over the exercise price per share, multiplied by the number of SARs exercised. A SAR granted in connection with an option shall entitle the participant to surrender an unexercised option and receive an amount equal to the excess of the fair market value on the exercise date of a share of stock over the exercise price per share for the option, multiplied by the number of shares covered by the option. The term of each SAR shall not be more than 10 years from the date of grant, or for such shorter period as the Compensation Committee determines.

Other Stock-Based Awards and Cash-Based Awards

The Compensation Committee may grant awards of stock, restricted stock and other stock-based awards with or in addition to other awards granted under the Amended Incentive Plan. Subject to the other terms of the Amended Incentive Plan, other stock- based awards and cash-based awards may be granted in such amounts and upon such terms, restrictions and conditions as shall be determined by the Compensation Committee.

Performance-Based Awards

To the extent applicable, the Compensation Committee may determine that certain awards should be subject to such requirements so that they are deductible by the Company under the Code Section 162(m), or any successor thereto. In this case, the relevant awards shall be considered performance-based awards. The performance measures to be used for purposes of a performance-based award shall be chosen by the Compensation Committee, in its sole and absolute discretion, from among the following: earnings per share of stock; book value per share of stock; net income (before or after taxes); operating income; operating income before depreciation and amortization; return on stockholders’ equity; return on invested capital, assets or equity; cash flow return on investments which equals net cash flows divided by owners’ equity; earnings before interest or taxes; gross revenues or revenue growth; sales; market share; expense management; improvements in capital structure; profit margins; stock price; total stockholder return; free cash flow; or working capital.

The Committee shall determine whether, with respect to a performance period, the applicable performance goals have been met with respect to an award. The Compensation Committee shall have the discretion to adjust performance-based awards downward.

CHANGE IN CONTROL

In the event of a change in control, the Compensation Committee may accelerate the vesting of outstanding awards, terminate an award for the payment of cash, and/or issue substitute awards. As amended in the Amended Incentive Plan, a change in control means (i) the purchase or other acquisition by any person, entity or group of persons of beneficial ownership of 20% or more of either the then-outstanding shares of common stock of the Company or the combined voting power of the Company’s then-outstanding voting securities entitled to vote generally in the election of directors; (ii) individuals who, as of the date hereof, constitute the Board cease for any reason to constitute at least a majority of the Board, subject to certain conditions; (iii) a reorganization, merger or consolidation involving the Company, in each case with respect to which persons who were the stockholders of the Company immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than 50% of the common stock and the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated corporation’s then-outstanding voting securities; or (iv) a liquidation or dissolution of the Company, or the sale of all or substantially all of the assets of the Company.

SECTION 409A

The Amended Incentive Plan provides that no award shall be granted, deferred, accelerated, extended, paid out or modified in a matter that would result in the imposition of additional tax under Section 409A of the Code upon a participant. In such case, the Compensation Committee may adopt such amendments that it determines necessary or appropriate to preserve the intended tax treatment of the benefits provided by the Amended Incentive Plan and awards thereunder and/or take such other actions as it determines necessary or appropriate to avoid the imposition of and additional tax under Section 409A of the Code.

AMENDMENT AND TERMINATION

The Board may at any time terminate the Amended Incentive Plan or make amendments or modifications as it deems advisable; provided that if approval of the stockholders is required, such amendment or modification shall be made subject to approval by the stockholders. The Amended Incentive Plan prohibits the repricing of any award without stockholder approval. The Amended Incentive Plan shall terminate 10 years after the date it was first approved and adopted by the Board, or March 17, 2019.

NEW PLAN BENEFITS

A portion of the 2009 Long-Term Incentive Awards discussed in the “Compensation Discussion and Analysis” above were approved by the Board on March 17, 2009, subject to stockholder approval of the Amended Incentive Plan. A total of 459,877 shares of restricted stock have been granted subject to stockholder approval as follows:

Build-A-Bear Workshop, Inc. Second Amended and Restated 2004 Stock Incentive Plan

Name and Position	Dollar Value ($)	Number of Units(1)
Maxine Clark, Chief Executive Bear	0	122,309
Tina Klocke, Chief Operations and Financial Bear, Treasurer and Secretary	0	44,031
Eric Fencl, Chief Bearrister, General Counsel and International Franchising	0	24,462
Teresa Kroll, Chief Marketing Bear	0	14,677
Scott Seay, former President and Chief Operating Officer Bear(2)	0	0
Executive Group	0	259,295
Non-Executive Director Group	0	0
Non-Executive Officer Employee Group	0	200,582

(1)	The shares awarded are restricted stock, which vests on the third anniversary of the grant date.

(2)	Mr. Seay’s employment was terminated in 2008. As such, Mr. Seay will not receive any awards under the Amended Incentive Plan.

EQUITY COMPENSATION PLAN INFORMATION

The following table discloses information with respect to the Company’s existing equity compensation plans as of January 3, 2009.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	354,772	$15.98	1,039,511
Equity compensation plans not approved by security holders	—	—	—
Total	354,772	$15.98	1,039,511

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE BUILD-A-BEAR WORKSHOP, INC. SECOND AMENDED AND RESTATED 2004 STOCK INCENTIVE PLAN.

PROPOSAL III. RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

KPMG LLP served as the Company’s independent registered public accounting firm for the year ended January 3, 2009. The Audit Committee of the Board of Directors has appointed KPMG LLP to act in that capacity for fiscal 2009, which ends on January 2, 2010. A representative of KPMG LLP is expected to be present at the annual meeting with the opportunity to make a statement if he or she desires to do so and to be available to respond to appropriate questions from stockholders.

Although the Company is not required to submit this appointment to a vote of the stockholders, the Audit Committee of the Board of Directors continues to believe it appropriate as a matter of policy to request that the stockholders ratify the appointment of KPMG LLP as principal independent registered public accounting firm. If the stockholders do not ratify the appointment, the Audit Committee will investigate the reasons for stockholder rejection and consider whether to retain KPMG LLP or appoint another independent registered public accounting firm. Even if the appointment is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF KPMG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING JANUARY 2, 2010.

PRINCIPAL ACCOUNTANT FEES

The following table presents fees for professional services rendered by KPMG LLP for the audit of the Company’s annual financial statements for the fiscal years ended January 3, 2009 and December 29, 2007, as well as fees billed for other services rendered by KPMG LLP during those periods:

	Fiscal 2008	Fiscal 2007
Audit Fees(1)	$740,000	$797,000
Audit-Related Fees	0	0
Tax Fees	0	0
All Other Fees	0	0
Total Fees	$740,000	$797,000

(1)	Audit fees are fees paid for professional services rendered for the audit of the Company’s annual consolidated financial statements, reviews of the Company’s interim consolidated financial statements and statutory audit requirements at certain non-U.S. locations.

POLICY REGARDING PRE-APPROVAL OF SERVICES PROVIDED BY THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee Charter requires the Audit Committee’s pre-approval of all audit and permitted non-audit services, to be performed for the Company by the independent registered public accounting firm. In determining whether proposed services are permissible, the Audit Committee considers whether the provision of such services is compatible with maintaining auditor independence. As part of its consideration of proposed services, the Audit Committee may consult with management as part of the decision making process, but may not delegate this authority to management. Pursuant to a delegation of authority from the Audit Committee, the Chair of the Audit Committee may pre-approve such audit or permitted non-audit services. If the Chair approves any such services, any such approvals are presented to the full Audit Committee at the next scheduled Audit Committee meeting. All of the services performed by KPMG LLP during the 2008 and 2007 fiscal years were pre-approved by the Audit Committee.

REPORT OF THE AUDIT COMMITTEE

The primary function of the Audit Committee is to assist the Board of Directors in its oversight of the Company’s financial reporting processes. Management is responsible for the Company’s financial statements and overall reporting process, including the system of internal controls. The independent auditors are responsible for conducting annual audits and quarterly reviews of the Company’s financial statements and expressing an opinion as to the conformity of the annual financial statements with generally accepted accounting principles.

The Audit Committee submits the following report pursuant to the SEC rules:

•

The Audit Committee has reviewed and discussed with management and with KPMG LLP, the Company’s independent registered public accounting firm, the audited and consolidated financial statements of the Company for the year ended January 3, 2009 (the “2008 Financial Statements”).

•

KPMG LLP has advised the management of the Company and the Audit Committee that it has discussed with them all the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T, which include among other items, matters related to the conduct of the audit of the 2008 Financial Statements.

•

The Audit Committee has received from KPMG LLP the written disclosures and the letter required by applicable requirements of the PCAOB regarding KPMG LLP’s communications with the Audit Committee concerning independence and has discussed KPMG LLP’s independence with them.

•

Based upon the aforementioned review, discussions and representations of KPMG LLP, and the unqualified audit opinion presented by KPMG LLP on the 2008 Financial Statements, the Audit Committee recommended to the Board of Directors that the 2008 Financial Statements be included in the Company’s Annual Report on Form 10-K, for the 2008 fiscal year, and that KPMG LLP be selected as the independent registered public accounting firm for the Company for fiscal 2009.

Submitted by the Audit Committee of the Board of Directors:

Louis Mucci, Chairman

Mary Lou Fiala

William Reisler

Joan Ryan

STOCKHOLDER COMMUNICATIONS WITH THE BOARD

Our Board of Directors has adopted a policy to provide a process for holders of our securities to send written communications to our Board. Any stockholder wishing to send communications to our Board should send the written communication and the following information to our Corporate Secretary, Build-A-Bear Workshop, Inc., 1954 Innerbelt Business Center Drive, St. Louis, Missouri 63114:

•	stockholder’s name, number and type of securities owned, length of period held, and proof of ownership;

•	name, age, business and residential address of stockholder; and

•	any individual Director or committee to which the stockholder would like to have the written statement and other information sent.

The Corporate Secretary, or her designee, will collect and organize all of such stockholder communications as she deems appropriate and, at least once each year, forward these materials to the Chairman of the Board, any Committee Chair or individual Director. The Corporate Secretary may refuse to forward material which she determines in good faith to be scandalous, threatening or otherwise inappropriate for delivery. The Corporate Secretary will also maintain copies of such materials.

SELECTION OF NOMINEES FOR THE BOARD OF DIRECTORS

The Nominating and Corporate Governance Committee is responsible for identifying and recommending to the Board candidates to serve as members of the Board. The Nominating and Corporate Governance Committee has not adopted specific, minimum qualifications that nominees must meet in order for the Nominating and Corporate Governance Committee to recommend them to the Board, but rather, each nominee is individually evaluated based on his or her individual merits, taking into account our needs and the composition of the Board. The Nominating and Corporate Governance Committee will consider candidates submitted by a variety of sources including, without limitation, incumbent directors, stockholders and our management. Periodically, the Company has engaged independent third party search firms to assist the Company in identifying and evaluating qualified Board candidates.

In all cases, members of the Nominating and Corporate Governance Committee discuss and evaluate each potential candidate’s educational background, employment history, outside commitments and other relevant factors in detail, and suggest individuals qualified to serve on the Board to explore in more depth. Once a candidate is identified whom the Nominating and Corporate Governance Committee wants to seriously consider and move toward nomination, the Chairman of the Nominating and Corporate Governance Committee, or his or her designee, meets with that nominee to evaluate his or her potential interest in serving on the Board and sets up interviews with the full Nominating and Corporate Governance Committee.

Any stockholder or interested party wishing to submit a candidate for consideration should send the following information to the Corporate Secretary, Build-A-Bear Workshop, Inc., 1954 Innerbelt Business Center Drive, St. Louis, Missouri 63114:

•	stockholder’s name, number of shares owned, length of period held, and proof of ownership;

•	name, age and address of candidate;

•

a detailed resume describing, among other things, the candidate’s educational background, occupation, employment history, and material outside commitments (for example, memberships on other boards and committees, charitable foundations and the like);

•	a supporting statement which describes the candidate’s reasons for seeking election to the Board and documents his or her ability to serve on the Board;

•	any information relating to the candidate that is required to be disclosed in the solicitation of proxies for election of Directors;

•	a description of any arrangements or understandings between the stockholder and the candidate;

•	any other information that would be useful to the Committee in considering the candidate; and

•	a signed statement from the candidate, confirming his or her willingness to serve on the Board.

The Corporate Secretary will promptly forward such materials to the Nominating and Corporate Governance Committee Chair and the Chairman of the Board. The Corporate Secretary will also maintain copies of such materials for future reference by the Nominating and Corporate Governance Committee when filling Board positions. The same criteria applies with respect to the Nominating and Corporate Governance Committee’s evaluation of all candidates for membership to the Board. However, separate procedures will apply, as provided in the bylaws, if a stockholder wishes to submit at an annual meeting a director candidate who is not approved by the Nominating and Corporate Governance Committee or the full Board.

STOCKHOLDER PROPOSALS

Our amended and restated bylaws provide that stockholders seeking to bring business before an annual meeting of stockholders, or to nominate candidates for election as Directors at an annual meeting of stockholders, must provide timely notice in writing. To be timely, a stockholder’s notice must be delivered to or mailed and received at our principal executive offices not more than 120 days or less than 90 days prior to the anniversary date of the immediately preceding annual meeting of stockholders, or between January 14, 2010 and February 13, 2010, in the case of the 2010 annual meeting. However, in the event that no annual meeting was held in the previous year or the annual meeting is called for a date that is not within 30 days before or after such anniversary date, notice by the stockholder, in order to be timely, must be received no later than the close of business on the 10th day following the date on which notice of the date of the annual meeting was mailed to stockholders or made public, whichever first occurs. Our amended and restated bylaws also specify requirements as to the form and content of a stockholder’s notice. These provisions may preclude stockholders from bringing matters before an annual meeting of stockholders or from making nominations for directors at an annual meeting of stockholders.

Stockholder proposals intended to be presented at the 2010 annual meeting must be received by the Company at its principal executive office no later than December 15, 2009 in order to be eligible for inclusion in the Company’s proxy statement and proxy relating to that meeting. Upon receipt of any proposal, the Company will determine whether to include such proposal in accordance with regulations governing the solicitation of proxies.

OTHER MATTERS

Management does not intend to bring before the meeting any matters other than those specifically described above and knows of no matters other than the foregoing to come before the meeting. If any other matters or motions properly come before the meeting, it is the intention of the persons named in the accompanying proxy to vote such proxy in accordance with the recommendation of management on such matters or motions, including any matters dealing with the conduct of the meeting.

By Order of the Board of Directors

Tina Klocke

Chief Operations and Financial Bear, Treasurer and Secretary

APRIL 14, 2009

APPENDIX A

BUILD-A-BEAR WORKSHOP, INC.

SECOND AMENDED AND RESTATED

2004 STOCK INCENTIVE PLAN

as amended and restated effective March 17, 2009

BUILD-A-BEAR WORKSHOP, INC.

2004 STOCK INCENTIVE PLAN

A-i

10.	Nontransferability of Awards	A-6
11.	Investment Purpose	A-6
	A. Right of First Refusal	A-6
	B. Take-Along Rights	A-7
	C. Effect of Prohibited Transfer	A-7
	D. Buy-Back Rights	A-7
	E. Exceptions to Transfer Restrictions	A-7
	F. Termination of Transfer Restrictions	A-7
12.	Adjustments Upon Changes in Capitalization or Corporation Acquisitions	A-7
13.	Amendment and Termination	A-8
14.	Effectiveness of the Plan	A-8
15.	Time of Granting of an Award	A-8
16.	Term of Plan	A-8
17.	Severability	A-8
18.	Non-Waiver of Rights	A-9
19.	Assignment	A-9
20.	No Right To Continued Employment or Other Status	A-9
21.	Choice of Law	A-9
22.	Awards to Employees of Non-United States Subsidiaries	A-9
23.	Section 409A.	A-9

A-ii

BUILD-A-BEAR WORKSHOP, INC.

2004 STOCK INCENTIVE PLAN

WHEREAS, the Company previously adopted the Build-A-Bear Workshop, Inc. 2004 Stock Incentive Plan and subsequently amended and restated the Plan, effective July 26, 2006 (the “Plan”); and

WHEREAS, in accordance with Section 13 of the Plan, the Board of Directors of the Company, or any duly appointed Committee thereof (the “Board”), may at any time make such amendments or modifications to the Plan as it shall deem advisable; provided, however, that if and solely if such approval is required by applicable law, then to the extent such approval is so required, such amendment or modification shall be made subject to approval by the holders of Stock; and

WHEREAS, the Board deems it advisable to amend the Plan in certain respects and to completely restate the Plan effective March 17, 2009;

NOW, THEREFORE, the Plan is hereby amended and restated as follows:

1. Purpose of the Plan.

The purpose of the Plan is to provide the Company with a means to assist in recruiting, retaining and rewarding certain employees, directors and consultants and to motivate such individuals to exert their best efforts on behalf of the Employer by providing incentives through the granting of Awards. By granting Awards to such individuals, the Company expects that the interests of the recipients will be better aligned with those of the Employer.

2. Definitions.

Unless the context clearly indicates otherwise, the following capitalized terms shall have the meanings set forth below:

A.	“Act” means the Securities Exchange Act of 1934, as amended, or any successor thereto.

B.	“Award” means a grant under the Plan of an Option, Stock Appreciation Right, Cash-Based Award or Other Stock-Based Award.

C.	“Award Agreement” means an agreement entered into between the Employer and a Participant, or a certificate issued by the Employer as determined by the Committee, as such agreement or certificate may be amended from time to time, setting forth the terms and provisions applicable to Awards granted under the Plan.

D.	“Board” means the Board of Directors of the Company or any duly appointed Committee thereof.

E.	“Cash-Based Award” means an Award described in Section 8 as a Cash-Based Award.

F.	“Change in Control” means (i) the purchase or other acquisition (other than from the Company) by any person, entity or group of persons, within the meaning of Section 13(d) or 14(d) of the Act (excluding, for this purpose, the Company or its subsidiaries or any employee benefit plan of the Company or its subsidiaries), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Act) of 20% or more of either the then-outstanding shares of common stock of the Company or the combined voting power of the Company’s then-outstanding voting securities entitled to vote generally in the election of directors; or (ii) individuals who, as of the date hereof, constitute the Board (and, as of the date hereof, the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board, provided that any person who becomes a director subsequent to the date hereof whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Act) shall be, for purposes of this Section, considered as though such person were a member of the Incumbent Board; (iii) a reorganization, merger or consolidation involving the Company, in each case with respect to which persons who were the stockholders of the Company immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than 50% of, respectively, the common stock and the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated corporation’s then-outstanding voting securities; or (iv) a liquidation or dissolution of the Company, or the sale of all or substantially all of the assets of the Company.

G.	“Code” means the Internal Revenue Code of 1986, as amended, or any successor thereto.

H.	“Committee” means the committee described in Section 5 or, in the absence of any such Committee, the Board.

I.	“Company” means Build-A-Bear Workshop, Inc., a Delaware corporation.

J.	“Employer” means the Company and any other entity directly or indirectly controlling, controlled by, or under common control with, the Company or any other entity designated by the Board in which the Company has an interest.

K.	“Fair Market Value” means (i) if the Stock is listed on any established stock exchange its Fair Market Value shall be the closing sales price for such stock on such exchange for the Trading Day applicable to the date of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable; or (ii) in the absence of an established market for the Stock, the Fair Market Value thereof shall be determined in good faith by the Board.

For these purposes, the determination date shall mean for employees receiving an Award in connection with an initial hire or a promotion within the Company, the determination date shall mean the Trading Date which is the first date of hire or promotion. For all other Awards, the determination date shall mean the Trading Date on which the Committee (or its delegate) approves the Award.

L.	“Incentive Stock Option” means a stock option which is an incentive stock option within the meaning of Code Section 422.

M.	“Non-qualified Stock Option” means a stock option which is not an Incentive Stock Option.

N.	“Officer” means an officer of the Company as defined in Rule 16a-1(f) of the Act.

O.	“Option” means both an Incentive Stock Option and a Non-qualified Stock Option.

P.	“Other Stock-Based Award” means an Award granted pursuant to Section 8 and described as an Other Stock-Based Award.

Q.	“Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if, at the time of the granting of the Option, each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain, or such other meaning as may be hereafter ascribed to it in Code Section 424.

R.	“Participant” means an employee, director or consultant of the Employer who is selected by the Committee to receive an Award.

S.	“Performance Based Award” means an Award issued pursuant to the terms of Section 9.

T.	“Plan” means the Second Amended and Restated Build-A-Bear Workshop, Inc. 2004 Stock Incentive Plan.

U.	“Public Offering” means the creation of an active trading market in common Stock by the sale of common Stock to the public pursuant to a registration statement under the Securities Act of 1933.

V.	“Statutory Option Stock” means any stock acquired through the exercise of an Incentive Stock Option or an option granted under an employee stock purchase plan as defined in Code Section 423.

W.	“Stock” means the common stock, par value of $0.01 per share, of the Company.

X.	“Stock Appreciation Right” means a stock appreciation right described in Section 7.

Y.	“Subsidiary” means any corporation or other legal entity (other than the Company) in an unbroken chain of corporations or other legal entities beginning with the Company if, at the time of granting an Award, each of the corporations or other legal entities other than the last corporation or other legal entity in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock or other equity in one of the other corporations or other legal entities in such chain, or such other meaning as may be hereafter ascribed to it in Code Section 424.

Z.	“Trading Date” means a day on which national stock exchanges and the Nasdaq System are open for trading.

3. Stock Subject to the Plan.

The number of shares of Stock allocated to the Plan and reserved to satisfy Awards under the Plan as of January 3, 2009 (the “Share Reserve”) shall be an aggregate of Three Million Two Hundred Thirty Thousand (3,230,000) shares of Stock in addition to shares of Stock subject to awards outstanding under (i) this Plan; (ii) the Build-A-Bear Workshop, Inc. 2000 Stock Option Plan; and (iii) the Build-A-Bear Workshop, Inc. 2002 Stock Incentive Plan that may lapse, terminate, be forfeited or otherwise expire. Each share of Stock awarded pursuant to an Option shall reduce the Share Reserve by one (1) share. Each share of Stock subject to the exercised portion of a Stock Appreciation Right (whether the distribution upon exercise is made in cash, shares, or a combination of the two) shall reduce the Share Reserve by one (1) share. Each share of Stock awarded pursuant to Other Stock-Based Awards shall reduce the Share Reserve by 1.27 shares.

The maximum number of shares of Stock subject to Awards which are Options and Stock Appreciation Rights which may be granted during a calendar year to a Participant shall be Three Hundred Thousand (300,000). Notwithstanding the preceding, in no event shall the number of shares of Stock awarded to Participants under the Plan, when taken in combination with the number of outstanding shares of Stock previously issued by the Company, a Parent or Subsidiary to employees of the Company, a Parent or Subsidiary, exceed the limit specified in the Company Charter. The Company may, in its discretion, use shares held in the treasury or shares acquired on the public market, if applicable, in lieu of authorized but unissued shares. Any shares of Stock which are used by a Participant as full or partial payment to the Company to satisfy a purchase price related to an Award shall not again be available for the purposes of the Plan. To the extent any shares subject to an Award are not delivered to a Participant because such shares are used to satisfy an applicable tax-withholding obligation, such withheld shares shall not again be available for the purposes of the Plan.

4. Administration.

The Plan shall be administered by the Committee. Subject to the express provisions of the Plan, the Committee shall have plenary authority, in its discretion, to determine the individuals to whom, and the time or times at which, Awards shall be granted and the number of shares, if applicable, to be subject to each Award. In making such determinations, the Committee may take into account the nature of services rendered by the respective individuals, their present and potential contributions to the Employer’s success and such other factors as the Committee, in its discretion, shall deem relevant.

Subject to the express provisions of the Plan, the Committee shall also have plenary discretionary authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, to determine the terms and provisions of the respective Award Agreements (which need not be identical), to waive or amend any provision hereof in any manner not adversely affecting the rights granted to the Participant by the express terms hereof and to make all other determinations necessary or advisable for the administration of the Plan; provided, however, that no Award granted hereunder may be repriced without approval by the stockholders of the Company. The Committee’s determinations on the matters referred to in this Section 4 shall be conclusive, subject to the restrictions noted herein. Notwithstanding anything herein to the contrary, Chief Executive Bear and Chief Operating Officer Bear are specifically designated under the Plan to have plenary authority, in their discretion, as applicable, to also determine individuals, other than themselves or other Officers, to whom, and the time or times at which, Awards shall be granted and the number of shares, if applicable, subject to such Award.

5. Committee.

The Committee shall be comprised of directors appointed by the Board, which may from time to time appoint members of the Committee in substitution for members previously appointed and may fill vacancies, however caused, in the Committee. The Board shall select one of the Committee members as its Chairman, and shall hold its meetings at such times and places as it may determine. A majority of its members shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members present at any meeting at which there is a quorum. Any decision or determination reduced to writing and signed by all of the members shall be fully as effective as if it had been made by a majority vote at a meeting duly called and held. The Committee may appoint a secretary, shall keep minutes of its meetings and shall make such rules and regulations for the conduct of its business as it shall deem advisable. The Committee may, to the extent permitted by law, delegate its responsibilities and authority hereunder to an executive officer of the Company. All decisions by the Committee shall be made in the Committee’s sole discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Award. No person acting pursuant to the authority delegated by the Committee shall be liable for any action or determination relating to or under the Plan made in good faith.

6. Options.

The Committee, in its discretion, may grant Options which are Incentive Stock Options or Non-qualified Stock Options, as evidenced by the Award Agreement, and shall be subject to the foregoing and the following terms and conditions and to such other terms and conditions, not inconsistent therewith, as the Committee shall determine:

A.	Type of Option. Incentive Stock Options may be granted to any individual classified by the Committee as an employee of the Company, a Parent or a Subsidiary. A Non-Qualified Stock Option may be granted to any individual selected by the Committee.

B.	Option Prices. The purchase price of the Stock under each Option shall not be less than 100% of the Fair Market Value of the Stock at the time of the granting of the Option; provided that, in the case of a Participant who owns more than 10% of the total combined voting power of all classes of stock of the Company, a Parent or a Subsidiary, the purchase price of the Stock under each Incentive Stock Option shall not be less than 110% of the Fair Market Value of the Stock on the date such Option is granted.

C.	Exercise—Elections and Restrictions. Options may be exercised by delivery to the Company of a written notice of exercise signed by the proper persons or by any other form of notice (including electronic notice) approval by the Committee together with payment in full as described in this Section 6(c).

The purchase price for an Option is to be paid in full upon the exercise of the Option, either (i) in cash, (ii) in the discretion of the Committee, by the tender to the Company (either actual or by attestation) of shares of Stock already owned by the Participant for a period of at least six months as of the date of tender and registered in his or her name, having a Fair Market Value equal to the cash exercise price of the Option being exercised, or (iii) in the discretion of the Committee, by any combination of the payment methods specified in clauses (i) and (ii) hereof; provided that, no shares of Statutory Option Stock may be tendered in exercise of an Incentive Stock Option unless (a) such shares have been held by the Participant for at least one year and (b) at least two years have elapsed since such Statutory Option Stock was granted; and provided further that, unless otherwise specifically provided in an Award Agreement, until such time as a Public Offering shall occur, the only method of payment of the purchase price for an Option shall be cash. The Committee may, after consideration of any potential accounting consequences, cause the Company to loan the option price to the Participant or to guaranty that any shares to be issued will be delivered to a broker or lender in order to allow the Participant to borrow the option price. Unless otherwise provided in the Award Agreement, at the request of a Participant, the Committee may, to the extent permissible under applicable state law, in its sole discretion, allow the Participant to defer payment in full of the option price at the time the Participant provides written notice of exercise provided that the notice of exercise directs that the certificate or certificates for the shares of Stock for which the Option is exercised be delivered to a licensed broker acceptable to the Company as the agent for the individual exercising the Option and, at the time such certificate or certificates are delivered, the broker tenders to the Company cash (or cash equivalents acceptable to the Company) equal to the option price for the shares of Stock purchased pursuant to the exercise of the Option plus the amount (if any) of any withholding obligations on the part of the Company. The proceeds of sale of Stock subject to the Option are to be added to the general funds of the Company or to the shares of the Stock held in its Treasury, and used for its corporate purposes as the Board shall determine, subject to the provisions of this Plan.

D.	Option Terms. The term of each Option shall not be more than ten (10) years from the date of granting thereof or such shorter period as is prescribed in the Award Agreement; provided that, in the case of a Participant who owns more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, a Parent or a Subsidiary, the term of any Incentive Stock Option shall not be more than five (5) years from the date of granting thereof or such shorter period as prescribed in the Award Agreement. Within such limit, Options will be exercisable at such time or times, and subject to such terms, restrictions and conditions, as the Committee shall, in each instance, approve, which need not be uniform for all Participants. To the extent Options are subject to restrictions, Options shall vest in whole shares only, and the holder of an Option shall not be deemed vested in any fractional share regardless of anything to the contrary in any Award Agreement. The holder of an Option shall have none of the rights of a stockholder with respect to the shares subject to Option until such shares shall be issued to him or her upon the exercise of his or her Option. Upon exercise of an Option, the Committee shall withhold a sufficient number of shares to satisfy the Company’s minimum required statutory withholding obligations for any taxes incurred as a result of such exercise (based on the minimum statutory withholding rates for federal and state tax purposes, including payroll taxes); provided that, in lieu of all or part of such withholding, the Participant may pay an equivalent amount of cash to the Company.

E.	Successive Option Grants. As determined by the Committee, successive option grants may be made to any Participant under the Plan.

F.	Additional Incentive Stock Option Requirements.

(1)	Grant Limits. The maximum aggregate Fair Market Value (determined at the time an Option is granted) of the Stock with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year (under all plans of the Company, a Parent and a Subsidiary) shall not exceed $100,000.

(2)	Notice of Disposal. A Participant who disposes of Stock acquired upon the exercise of an Incentive Stock Option either (i) within two years after the date of grant of such Incentive Stock Option or (ii) within one year after the transfer of such shares to the Participant upon exercise, shall notify the Company of such disposition and of the amount realized upon such disposition.

(3)	Termination of Participant’s Employment. The holder of any Option issued hereunder must exercise the Option prior to his or her termination of employment, except that if the employment of a Participant terminates with the consent and approval of his or her Employer, the Committee may, in its absolute discretion, permit the Participant to exercise his or her Option, to the extent that he or she was entitled to exercise it at the date of such termination of employment, at any time within three (3) months as approved by the Committee after such termination, but not after ten (10) years (or five (5) years, if applicable) from the date of the granting thereof. Notwithstanding the preceding, the Committee may, in a Participant’s Award Agreement, afford a Participant who terminates employment other than for cause, the right to exercise his or her Option, to the extent that he or she was entitled to exercise it at such date of termination of employment, at any time within three (3) months as approved by the Committee after such termination, but not after ten (10) years (or five (5) years, if applicable) from the date of granting thereof.

(4)	Death of Participant. In the event of the death of a Participant during the term of an Award Agreement and while he or she is employed by the Company (or its Parent or a Subsidiary), or within three (3) months after the termination of his or her employment other than for cause, any outstanding Option shall become fully vested (if not already fully vested) and may be exercised by a legatee or legatees of the Participant under his or her last will, or by his or her personal representatives or distributees, at any time within a period of one year after his or her death, but not after ten (10) years from the date of grant as specified in the Award Agreement; provided, however, that if such Option is subject to vesting conditions other than the passage of time, the provisions of this paragraph shall apply only if such other vesting conditions have been satisfied as of the date of the Participant’s death. The Committee may, in any Award Agreement, provide additional provisions for the exercise of an Option after the death of a Participant.

G.	Deferral of Gain on a Non-qualified Stock Option. In accordance with the terms of the applicable non-qualified deferred compensation plan, if any, in which a Participant is eligible to participate, a Participant may elect to defer any gain realized upon the exercise of a Non-qualified Stock Option. The election to defer the gain must be made in accordance with the applicable non-qualified deferred compensation plan.

7. Stock Appreciation Rights.

A.	Grant Terms. The Committee may grant a Stock Appreciation Right independent of an Option or in connection with an Option or a portion thereof. A Stock Appreciation Right granted in connection with an Option or a portion thereof shall cover the same shares of Stock covered by the Option, or a lesser number as the Committee may determine. A Stock Appreciation Right shall be subject to the same terms and conditions as an Option, and any additional limitations, terms or conditions set forth in this Section 7 or the Award Agreement.

B.	Exercise Terms. The exercise price per share of Stock of a Stock Appreciation Right granted independent of an Option shall not be less than 100% of the Fair Market Value of the Stock at the time of the granting of the Stock Appreciation Right. A Stock Appreciation Right granted independent of an Option shall entitle the Participant upon exercise to a payment from the Company in an amount equal to the excess of the Fair Market Value on the exercise date of a share of Stock over the exercise price per share of Stock, times the number of Stock Appreciation Rights exercised. A Stock Appreciation Right granted in connection with an Option shall entitle the Participant to surrender an unexercised Option (or portion thereof) and to receive in exchange an amount equal to the excess of the Fair Market Value on the exercise date of a share of Stock over the exercise price per share for the Option, times the number of shares covered by the Option (or portion thereof) which is surrendered. Payment may be made, in the discretion of the Committee, in (i) Stock, (ii) cash or (iii) any combination of Stock and cash. Cash shall be paid for fractional shares of Stock upon the exercise of a Stock Appreciation Right. The term of each Stock Appreciation Right shall not be more than ten (10) years from the date of granting thereof or such shorter period as is prescribed in the Award Agreement.

C.	Limitations. The Committee may impose such conditions upon the exercisability or transferability of Stock Appreciation Rights as it determines in its sole discretion. To the extent Stock Appreciation Rights are subject to restrictions, Stock Appreciation Rights shall vest in whole shares only, and the holder of a Stock Appreciation Right shall not be deemed vested in any fractional share regardless of anything to the contrary in any Award Agreement.

8. Other Stock-Based Awards and Cash-Based Awards.

The Committee may, in its sole discretion, grant Awards of Stock, restricted Stock and other Awards that are valued in whole or in part by reference to the Fair Market Value of Stock. These Awards shall collectively be referred to herein as Other Stock-Based Awards. The Committee may also, in its sole discretion, grant Cash-Based Awards, which shall have a value as may be determined by the Committee. Other Stock-Based Awards shall be in such form, and dependent on such conditions, as the Committee shall determine, including, but not limited to, the right to receive one or more shares of Stock (or the cash-equivalent thereof) upon the completion of a specified period of service, the occurrence of an event or the attainment of performance objectives. Other Stock-Based Awards and Cash-Based Awards may be granted with or in addition to other Awards. Subject to the other terms of the Plan, Other Stock-Based Awards and Cash-Based Awards may be granted to such Participants in such amounts and upon such terms, restrictions and conditions, and at any time and from time to time, as shall be determined by the Committee and set forth in an Award Agreement. To the extent Other Stock-Based Awards are subject to restrictions, Other Stock-Based Awards shall vest in whole shares only, and the holder of an Other Stock-Based Award shall not be deemed vested in any fractional share regardless of anything to the contrary in any Award Agreement.

9. Performance-Based Awards.

To the extent applicable, the Committee may, in its sole and absolute discretion, determine that certain Awards, including Other Stock-Based Awards and/or Cash-Based Awards, should be subject to such requirements so that they are deductible by the Employer under Code Section 162(m), or any successor thereto. If the Committee so determines, such Awards shall be considered Performance-Based Awards subject to the terms of this Section 9, as provided in the Award Agreement. A Performance-Based Award shall be granted by the Committee in a manner to satisfy the requirements of Code Section 162(m) and the regulations thereunder. The performance measures to be used for purposes of a Performance-Based Award shall be chosen by the Committee, in its sole and absolute discretion, from among the following: earnings per share of Stock; book value per share of Stock; net income (before or after taxes); operating income; operating income before depreciation and amortization; return on stockholders’ equity; return on invested capital, assets or equity; cash flow return on investments which equals net cash flows divided by owners’ equity; earnings before interest or taxes; gross revenues or revenue growth; sales; market share; expense management; improvements in capital structure; profit margins; Stock price; total stockholder return; free cash flow; or working capital. The performance measures may relate to the Company, a Parent, a Subsidiary, an Employer or one or more units of such an entity.

The Committee shall determine whether, with respect to a performance period, the applicable performance goals have been met with respect to an Award and, if they have, to so certify and ascertain the amount of the applicable Performance-Based Award. The Committee shall have the discretion to adjust Performance-Based Awards downward.

An Award shall be a Performance-Based Award only if the Committee described in Section 5 consists solely of two or more Outside Directors within the meaning of Treas. Reg. Section 1.162-27(e)(3) or any successor thereto.

10. Nontransferability of Awards.

Unless otherwise determined by the Committee and expressly set forth in an Award Agreement, an Award granted under the Plan and all rights thereunder shall, by its terms, be non-transferable, nonassignable and not subject to encumbrance in any manner otherwise than by will or the laws of descent and distribution and an Award may be exercised, if applicable, during the lifetime of the Participant thereof, only by the Participant or his or her guardian or legal representative. Notwithstanding the above, the Committee may not provide in an Award Agreement that an Incentive Stock Option is transferable. Any attempted assignment, transfer, mortgage, pledge or encumbrance except as herein authorized, shall be void and of no effect.

11. Investment Purpose.

If deemed advisable by the Committee, each Award under the Plan shall be awarded only on the condition that all purchases of Stock thereunder shall be for investment purposes, and not with a view to resale or distribution, except that the Committee may make such provision with respect to Awards granted under this Plan as it deems necessary or advisable for the release of such condition upon the registration with the Securities and Exchange Commission of Stock subject to the Award, or upon the happening of any other contingency warranting the release of such condition.

If deemed advisable by the Committee, the certificates evidencing the shares acquired by the Participant pursuant to this Plan may bear a restrictive legend, if appropriate, indicating that the shares have not been registered under said Act and are subject to restrictions on the transfer thereof, which legend may be in the following form (or such other form as the Company shall determine to be proper), to-wit:

“The shares represented by this certificate have not been registered under the Securities Act of 1933, but have been issued or transferred to the registered owner pursuant to the exemption afforded by Section 4(2) of said Act. No transfer or assignment of these shares by the registered owner shall be valid or effective, and the issuer of these shares shall not be required to give any effect to any transfer or attempted transfer of these shares, including without limitation, a transfer by operation of law, unless (a) the issuer shall have received an opinion of its counsel that the shares may be transferred without requirement of registration under said Act, or (b) there shall have been delivered to the issuer a ‘no-action’ letter from the staff of the Securities and Exchange Commission, or (c) the shares are registered under said Act.”

In addition to the restrictions described above, the Participant may not sell, pledge, transfer, donate, assign or otherwise dispose of (collectively, “transfer”), whether voluntarily or by operation of law, any shares of Stock acquired pursuant to the Plan except as provided in this Section 11.

A.	Right of First Refusal.

(1)

If the Participant intends to transfer any shares of Stock pursuant to a bona fide purchase offer of an offeror who has agreed to be bound by transfer and buy/sell restrictions identical to those to which the Participant is subject (“Offeror”), the Participant shall deliver to the Company a written notice (“Notice”) of such intention to transfer such shares, setting forth in reasonable detail: (i) the proposed price, (ii) the number of shares proposed to be transferred, (iii) the other terms and conditions of the proposed transfer of such shares, (iv) an offer to sell the shares to the Company as provided herein and (v) the identity of the Offeror. The shares proposed to be transferred are hereinafter referred to as the “Offered Shares.”

(2)	The Company may elect to purchase all (but not less than all) of the Offered Shares at any time during the thirty (30) day period following its receipt of the Notice. The Company shall be entitled to purchase the Offered Shares from the Participant at the same price and on the same terms and conditions as those pursuant to which the Participant proposes to transfer the Offered Shares, as described in the Notice. If the Company fails to respond to such offer within the 30-day period, it shall be deemed to have rejected the offer.

(3)	Unless the Participant and the Company otherwise agree, the closing of the purchase of the Offered Shares shall take place at the principal offices of the Company at 10:00 a.m. on the tenth day (or if such day is not a business day on the next business day) after the expiration of the 30-day period. At the closing, the Participant shall tender the Offered Shares, together with appropriate instruments of transfer endorsed to the Company, and the Company shall tender a certified check, cashier’s check or a wire transfer of immediately available funds in the amount of the purchase price therefore.

(4)	If the Offered Shares are not purchased by the Company pursuant to this Section 11, the Participant shall be entitled to sell all of the Offered Shares to the Offeror at the price and on the terms and conditions specified in the Notice, provided that such sale is consummated within one-hundred twenty (120) days from the date the Notice is delivered to the Company. For any sale of shares after such one-hundred twenty (120) day period, the Participant shall give a new notice which shall reinstate the rights of the Company set forth in this Section 11 to purchase the Offered Shares.

B.	Take-Along Rights. If an offeror desires to purchase all of the outstanding shares of Stock and if the owners of at least 50% of the outstanding shares desire to make such sale, the Participant agrees to sell all of his or her shares to such offeror on the terms and conditions approved by the owners of at least 50% of the outstanding shares.

C.	Effect of Prohibited Transfer. If any transfer of shares is made or attempted by a Participant other than in accordance with the terms of this Plan and the Award Agreement, the Company may refuse for any purpose to recognize any transferee who receives shares and any such transferee shall have no right to claim or retain any dividends on such shares which were paid or become payable subsequent to the date on which the prohibited transfer was made or attempted. In addition to any other legal or equitable rights that it may have, the Company may enforce its rights by specific performance to the extent permitted by law.

D.	Buy-Back Rights. If the Participant terminates employment for any reason, the Participant must, upon request by the Committee, sell his or her shares of Stock to the Company at a price equal to the Fair Market Value, as defined in the Plan, of such shares of Stock on the date of such sale. The Company shall exercise the buy-back right with respect to a Participant no later than twelve (12) months after the date the Participant terminates employment.

E.	Exceptions to Transfer Restrictions. Notwithstanding anything to the contrary in this Plan and Award Agreement, the restrictions upon transfer set forth in this Section 11 shall not apply to a transfer of shares of Stock by a Participant to any of (i) the Participant’s heirs, executors, administrators or other personal representative upon death of the Participant or (ii) the Participant’s spouse, children or grandchildren, or a trust for their or the Participant’s benefit; provided that, the restrictions on transfer in this Section 11 shall continue to apply to the shares received by any such permitted transferee, including without limitation that such permitted transferee shall not again transfer such shares except in accordance with this Section 11.

F.	Termination of Transfer Restrictions. The restrictions described in Sections 11.A through 11.E shall apply except as provided otherwise in the Award Agreement and shall terminate on the earlier of a Public Offering of shares of Stock or mutual agreement of the parties to an Award Agreement.

12. Adjustments Upon Changes in Capitalization or Corporation Acquisitions.

Notwithstanding any other provisions of the Plan, unless otherwise provided in the Award Agreement, the number and class of shares subject to each outstanding Award and the exercise prices, if applicable, shall be adjusted, to the same pro rata number of shares and price as in the original Award Agreement, in the event of changes in the outstanding Stock by reason of stock dividends, stock splits, reverse stock splits, recapitalization, mergers, consolidations, statutory share exchange, sale of all or substantially all assets, split-ups, combinations or exchanges of shares and the like, and, in the event of any such change in the outstanding Stock, the aggregate number and class of shares available under the Plan and the maximum number of shares as to which Awards may be granted to an individual shall be appropriately adjusted by the Committee, whose determination shall be conclusive. In the event the Company, a Parent or a Subsidiary enters into a transaction described in Section 424(a) of the Code with any other corporation, the Committee shall, unless otherwise provided in the Award Agreement, grant options to employees or former employees of such corporation in substitution of options previously granted to them upon such terms and conditions as shall be necessary to qualify such grant as a substitution described in Section 424(a) of the Code.

In the event of a Change in Control, notwithstanding any other provisions of the Plan or Award Agreement to the contrary, the Committee may, in its sole discretion, provide for:

(1)	Accelerated vesting of any outstanding Awards that are otherwise unexercisable or unvested as of a date selected by the Committee;

(2)	Termination of an Award upon the consummation of the Change in Control in exchange for the payment of a cash amount determined at the discretion of the Committee but intended to provide the Participant with the difference between the Stock subject to the vested portion of the Award and the exercise price; and/or

(3)	Issuance of substitute Awards to substantially preserve the terms of any Awards previously granted under the Plan, which may be with respect to securities of a successor issuer.

13. Amendment and Termination.

The Board may at any time terminate the Plan, or make such amendments or modifications to the Plan as it shall deem advisable; provided, however, that if and solely if such approval is required by applicable law, then to the extent such approval is so required, such amendment or modification shall be made subject to approval by the holders of Stock. No termination or amendment of the Plan may, without the consent of the Participant to whom any Award shall theretofore have been granted, adversely affect the rights of such Participant under such Award.

Without limiting the generality of the foregoing, to the extent applicable, notwithstanding anything herein to the contrary, this Plan and Awards issued hereunder shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the effective date of this Plan. Notwithstanding any provision of the Plan to the contrary, in the event that the Committee determines that any amounts payable hereunder will be taxable to a Participant under Section 409A of the Code and related Department of Treasury guidance, prior to payment to such Participant of such amount, the Company may (i) adopt such amendments to the Plan and Awards and appropriate policies and procedures, including amendments and policies with retroactive effect, that the Committee determines necessary or appropriate to preserve the intended tax treatment of the benefits provided by the Plan and Awards hereunder and/or (b) take such other actions as the Committee determines necessary or appropriate to avoid the imposition of and additional tax under Section 409A of the Code.

14. Effectiveness of the Plan.

The Plan became effective upon adoption by the Board, subject, however, to its further approval by the stockholders of the Company given within twelve (12) months of the date the Plan is adopted by the Board at a regular meeting of the stockholders or at a special meeting duly called and held for such purpose. Grants of Awards may be made prior to such stockholder approval but all Award grants made prior to stockholder approval shall be subject to the obtaining of such approval and if such approval is not obtained, such Awards shall not be effective for any purpose. This amendment and restatement shall become effective upon adoption by the Board.

15. Time of Granting of an Award.

An Award grant under the Plan shall be deemed to be made on the date on which the Committee, by formal action of its members duly recorded in the records thereof, makes an Award to a Participant (but in no event prior to the adoption of the Plan by the Board); provided that, such Award is evidenced by a written Award Agreement duly executed on behalf of the Company and on behalf of the Participant, if applicable, within a reasonable time after the date of the Committee action. Notwithstanding the foregoing, an Award granted under the Plan by Chief Executive Bear or Chief Operating Officer Bear shall be deemed to be the determination date described above in Section 2(k).

16. Term of Plan.

This amendment and restatement of the Plan shall terminate ten (10) years after the date on which it was first approved and adopted by the Board and no Award shall be granted hereunder after the expiration of such ten-year period. Awards outstanding at the termination of the Plan shall continue in accordance with their terms and shall not be affected by such termination.

17. Severability.

Any word, phrase, clause, sentence or other provision herein which violates or is prohibited by any applicable law, court decree or public policy shall be modified as necessary to avoid the violation or prohibition and so as to make this Plan and any Award Agreement enforceable as fully as possible under applicable law, and if such cannot be so modified, the same shall be ineffective to the extent of such violation or prohibition without invalidating or affecting the remaining provisions herein.

18. Non-Waiver of Rights.

The Company’s failure to enforce at any time any of the provisions of this Plan or any Award Agreement or to require at any time performance by the Participant of any of the provisions hereof shall in no way be construed to be a waiver of such provisions or to affect either the validity of this Plan, any Award Agreement, or any part hereof, or the right of the Company thereafter to enforce each and every provision in accordance with the terms of this Plan and any Award Agreement.

19. Assignment.

Any Award Agreement shall be freely assignable by the Company and shall inure to the benefit of, and be binding upon, the Company, its successors and assigns and/or any other entity which shall succeed to the business presently being conducted by the Company.

20. No Right To Continued Employment or Other Status.

Nothing in the Plan or in any Award granted pursuant to the Plan shall be considered or construed as creating a contract of employment or any other relationship for any specified period of time or shall confer on any individual any right to continue in the employ of the Employer or continue any other relationship with the Company. The Employer and the Company expressly reserve the right at any time to dismiss or otherwise terminate its relationship, whether employment or otherwise, with a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award Agreement.

21. Choice of Law.

The Plan shall be governed by and construed in accordance with the laws of the State of Delaware without regard to conflicts of law.

22. Awards to Employees of Non-United States Subsidiaries.

The terms of an Award granted to an employee of a non-United States subsidiary of the Company shall be governed by the otherwise applicable provisions of the Plan, unless such provisions are modified by sub-plans or special rules adopted by the Committee to modify the terms of the Plan as applied to employees of such non-United States subsidiary who are resident outside the United States. Such sub-plans or special rules shall be designed to achieve desired tax or other objectives in particular jurisdictions outside the United States or achieve other business objectives in the determination of the Committee. The Committee may, in its sole discretion, amend the terms of the Plan or Awards with respect to such Participants in order to conform such terms with the requirements of local law or to obtain more favorable tax or other treatment for a Participant, the Company or a Subsidiary.

23. Section 409A.

Notwithstanding other provisions of the Plan or any Award Agreements thereunder, no Award shall be granted, deferred, accelerated, extended, paid out or modified under this Plan in a manner that would result in the imposition of an additional tax under Section 409A of the Code upon a Participant. In the event that it is reasonably determined by the Committee that, as a result of Section 409A of the Code, payments in respect of any Award under the Plan may not be made at the time contemplated by the terms of the Plan or the relevant Award Agreement, as the case may be, without causing the Participant holding such Award to be subject to taxation under Section 409A of the Code, the Company will make such payment on the first day that would not result in the Participant incurring any tax liability under Section 409A of the Code; which, if the Participant is a “specified employee” within the meaning of the Section 409A, shall be the first day following the six-month period beginning on the date of Participant’s termination of employment. The Company shall use commercially reasonable efforts to implement the provisions of this Section 23 in good faith; provided that neither the Company, the Committee nor any of the Company’s employees, directors or representatives shall have any liability to Participants with respect to this Section 23.

The foregoing Plan, as amended and restated, was approved and adopted by the Board on March 17, 2009.

BUILD-A-BEAR WORKSHOP, INC.

By:	/s/ Maxine Clark

APPENDIX B

DIRECTIONS TO THE COMPANY’S WORLD BEARQUARTERS

1954 INNERBELT BUSINESS CENTER DRIVE

ST. LOUIS, MISSOURI 63114

Build-A-Bear Workshop’s World Bearquarters is located at 1954 Innerbelt Business Center Drive. Signs will be posted in the parking lot to direct you to the appropriate entrance.

FROM LAMBERT INTERNATIONAL AIRPORT:

Take I-70 east and merge onto I-170 south via Exit 238B. Take the Page Avenue exit, Exit 4. Turn right onto Page Avenue and right onto Innerbelt Business Center Drive.

FROM DOWNTOWN ST. LOUIS OR ILLINOIS:

Take I-70 west and merge onto I-170 south via Exit 238B. Take the Page Avenue exit, Exit 4. Turn right onto Page Avenue and right onto Innerbelt Business Center Drive.

FROM NORTH COUNTY LOCATIONS:

Take I-170 south to the Page Avenue exit, Exit 4. Turn right onto Page Avenue and right onto Innerbelt Business Center Drive.

FROM SOUTH COUNTY LOCATIONS:

Take I-270 north to I-64/US-40 east via Exit 12. Merge onto I-170 north. Take the Page Avenue exit, Exit 4. Turn left onto Page Avenue and turn right onto Innerbelt Business Center Drive.

FROM WEST COUNTY LOCATIONS:

Take I-64/US-40 east and merge onto I-170 north. Take the Page Avenue exit, Exit 4. Turn left onto Page Avenue and turn right onto Innerbelt Business Center Drive.

B-1

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” THE PROPOSALS.

							Please mark your votes as indicated in this example	☒

1. To elect three Directors	FOR ALL	WITHHOLD FOR ALL	*EXCEPTIONS			FOR	AGAINST	ABSTAIN

Nominees:

01 Coleman Peterson 02 William Reisler 03 Katherine Savitt	☐	☐	☐	2.	To approve the Build-A-Bear Workshop, Inc. Second Amended and Restated 2004 Stock Incentive Plan;	☐	☐	☐

				3.	To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the Company’s current fiscal year; and	☐	☐	☐

				4.	To transact such other business as may properly come before the meeting or any adjournments thereof.	☐	☐	☐

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box above and write that nominee’s name in the space provided below.)

*Exceptions

						I PLAN TO ATTEND THE ANNUAL MEETING OF STOCKHOLDERS		☐

Mark Here for Address Change or Comments SEE REVERSE ☐

Signature	Signature	Date

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

▲  FOLD AND DETACH HERE  ▲

WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING,

BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to the stockholder meeting date.

OR

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.
To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders	Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

The Proxy Statement and the 2008 Annual Report to Stockholders are available at:

http://materials.proxyvote.com/120076

47316

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

BUILD-A-BEAR WORKSHOP, INC.

The undersigned hereby appoints Chairman and Chief Executive Bear Maxine Clark and Chief Operations and Financial Bear, Treasurer and Secretary Tina Klocke, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Build-A-Bear Workshop, Inc. Common Stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of the company to be held on May 14, 2009 or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Meeting.

(Continued and to be marked, dated and signed, on the other side)

BNY MELLON SHAREOWNER SERVICES
Address Change/Comments (Mark the corresponding box on the reverse side)	P.O. BOX 3550
SOUTH HACKENSACK, NJ 07606-9250

▲  FOLD AND DETACH HERE  ▲

You can now access your BNY Mellon Shareowner Services account online.

Access your BNY Mellon Shareowner Services shareholder/stockholder account online via Investor ServiceDirect® (ISD).

The transfer agent for Build-A-Bear Workshop, Inc. now makes it easy and convenient to get current information on your shareholder account.

• View account status	• Make address changes

• View certificate history	• Obtain a duplicate 1099 tax form

• View book-entry information	• Establish/change your PIN

Visit us on the web at http://www.bnymellon.com/shareowner/isd

For Technical Assistance Call 1-877-978-7778 between 9am-7pm

Monday-Friday Eastern Time

http://www.bnymellon.com/shareowner/isd

Investor ServiceDirect®

Available 24 hours per day, 7 days per week

TOLL FREE NUMBER: 1-800-370-1163

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at http://www.bnymellon.com/shareowner/isd where step-by-step instructions will prompt you through enrollment.

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